Exhibit 10.44

1st, 3rd, 4th, 6th, 9th, 10th,

20th, & 21st

FLOORS

THIRD LEASE ADDENDUM

This THIRD LEASE ADDENDUM (“Addendum”) is made and entered into as of November 1, 2002 (the “Effective Date”) by and between CITINATIONAL-BUCKEYE BUILDING CO., a California limited partnership (“Landlord”), and CITY NATIONAL BANK, a national banking association (“Tenant”), to amend and supplement that certain Office Building Lease between Landlord and Tenant, dated as of September 30, 1996, as amended by that certain First Lease Addendum dated as of May 1, 1998, and by that certain Second Lease Addendum dated as of November 13, 1998 (collectively, the “Lease”).

1.             Terms. All capitalized terms used in this Addendum that are not otherwise defined herein shall have the same meanings as in the Lease.

2.             Amendment of Paragraph 1 of the Lease.  Notwithstanding anything to the contrary contained in Paragraph 1 of the Lease, Tenant shall be entitled to operate a bank branch in Suite 100 located on the Ground Floor.

3.             Amendment of Paragraph 6 of the Lease.  Notwithstanding anything to the contrary contained in Paragraph 6 of the Lease, Tenant shall be entitled to one hundred (100) automobile parking permits per month notwithstanding how many parking permits Tenant has used at anytime during the Term.

4.             Amendments of Paragraph 7 of the Lease.  (a) The first sentence of Paragraph 7 is hereby amended to read as follows:

“The leased premises shall not be altered, repaired or changed without the written consent of Landlord first had and obtained, except that Tenant shall have the right to perform non-structural improvements of the leased premises which do not affect the Building systems (as hereinafter defined) or substantially alter the layout of the leased premises up to a total expenditure which does not exceed the sum of $50,000 for any or all of such improvements within any twelve (12) month period, without Landlord’s prior written consent.”

(b) Notwithstanding anything to the contrary contained in Paragraph 7 of the Lease, in no event shall Landlord require any completion bond in connection with any Tenant improvements, alterations or repairs and in no event shall the administrative fee for Landlord’s administration of Tenant work under Paragraph 7 exceed 10% of the contract sum.

(c) Notwithstanding anything to the contrary contained in Paragraph 7 of the Lease, at the expiration of the terms of the Lease, Tenant shall not be obligated to remove any alterations made to any porting of the leased premises including, without limitation, any bank vault, and/or escalator installed in any portion of the leased premises.

5.             Amendment of Paragraph 10 of the Lease.  The second sentence of Paragraph 10 of the Lease is hereby amended to read as follows:

“Notice shall be deemed effective upon receipt of personal delivery or three (3) days after deposit in any public depository of the United States mail or one (1) business day after delivery to an overnight courier service.”

6.             Amendment of Paragraph 11 of the Lease.  Paragraph 11 of the Lease is hereby amended by adding the following:

“Landlord shall procure and obtain comprehensive public liability insurance naming Tenant as an additional insured in the minimum amount of $1,000,000 combined single limit.  In addition, Landlord shall procure and maintain 100% replacement cost insurance for the Building.”

7.             Amendment of Paragraph 12 of the Lease.  Notwithstanding anything to the contrary contained in Paragraph 12 of the Lease, Landlord shall not change the address and/or name of the Building without sixty (60) days prior notice to Tenant and Tenant’s approval which shall not be unreasonably withheld, conditioned or delayed.

8.             Amendment of Paragraph 13 of the Lease.  Paragraph 13 of the Lease is hereby amended in its entirety to read as follows:

“If said Building shall be totally destroyed, this Lease shall thereupon terminate.  If said Building or the leased premises shall be damaged by fire, earthquake or any other cause without fault or neglect of Tenant, so that the leased premises become untenable, then, if the leased premises cannot be made tenantable within one hundred twenty (120) working days after the date of such damage, this Lease may be terminated by Tenant; in the event the leased premises cannot be made tenantable within one hundred eighty (180) days after the date of such damage, this Lease may be terminated by either party.  In any event, if the leased premises is rendered partially and permanently untenantable by fire, earthquake or other caused without the fault or neglect of Tenant, the monthly rental shall be adjusted in the portion that the rental value of the untenantable portion of the leased premises bears to the rental value of the whole thereof.”

9.             Amendment of Paragraph 22 of the Lease.  Notwithstanding anything to the contrary contained in the Lease, any subordination by Tenant to any lienholder affecting the leased premises shall be contingent upon Tenant receiving an acceptable non-disturbance agreement.

10.          Amendment of Paragraph 29 of the Lease.  Paragraph 29A of the Lease is hereby amended in its entirety to read as follows:

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“It shall, at Landlord’s option, be deemed at breach of this Lease if (1) the Tenant defaults (a) in the making of any payment of money pursuant to this Lease within five (5) days after written notice thereof is given by Landlord to Tenant, or (b) in pursuing any other term, covenant, condition, provision of this Lease if said default under this Paragraph 29 continues to exist at the expiration of thirty (30) business days after notice thereof given by Landlord to Tenant, or (2) or Tenant shall default with respect to any other lease between (a) Landlord and Tenant or (b) any parent company or subsidiary company or affiliate or agent of Landlord and Tenant.”

11.          Amendment of Paragraph 41 of the Lease.  Paragraph 41 of the Lease is hereby amended in its entirety to read as follows:

“During the Term of this Lease and any extensions thereof, so long as Tenant occupies at least 60,000 square feet of space within the Building, Tenant shall have the exclusive right to maintain the existing signs on the top of the Building exterior.  Notwithstanding the foregoing, Tenant shall have the right at any time to remove its existing signs on the top of the Building so long as it repairs any damage to the Building occasioned by such removal.  Moreover, Tenant shall have the right to change its top of the building signage by changing the lettering and/or logo at any time without the prior approval of Landlord.  Tenant shall be responsible for all expenses relating to the operation and maintenance of the signs, including but not limited to utilities, cleaning, repairs, permits, insurance, taxes and for any damage to the Building occasioned by the signs.  Upon the expiration or termination of this Lease, Landlord shall have the right and option, exercisable by written notice to Tenant, to require Tenant at its sole cost to remove the signs and repair any damage to the Building occasioned by such installation or removal and restore the Building to original condition less normal wear and tear.”

12.          Amendment of Paragraph 43 of the Lease.  The first sentence of Paragraph 43 C of the Lease is hereby amended to read as follows:

“That Tenant shall pay as rent during the extended term the fair market rental value which shall be deemed to be the rental rate then offered to prospective tenants for new leases as of the date of commencement of the extended term for comparable premises in comparable buildings is downtown Los Angeles.”

13.          Additional Paragraph 44 of the Lease.  The Lease is hereby amended to add the following as a new Paragraph 44:

“Landlord agrees to indemnify, protect, defend and hold Tenant and its agents, employees, invitees and representatives, free and

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harmless from and against any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, fines and fees arising out of, relating to, or involving the storage or use of hazardous substances on the Property (i) by Landlord or (ii) by other tenants of the Building of which Landlord has actual notice and which Landlord fails to cause such other tenants to abate within a reasonable time.  Further, if a release of hazardous substances occurs in the Building due to the acts of Landlord, or other tenants of the Building which release is not abated within a reasonable time, then in addition to its rights under the foregoing indemnity, Tenant shall have the right to terminate any or all of its Leases for space in the Building upon sixty (60) days’ notice to Landlord without penalty or liability of any kind, and in such event Tenant shall not have to pay any early termination fee presently provided in the Leases.  Provided, however, the foregoing right of termination shall apply only if and to the extent that (i) Landlord has actual notice of the hazardous substance release and Landlord fails to cause an abatement thereof to occur within a reasonable time, and (ii) the release materially interferes with the continued occupation of the leased space by Tenant, its employees and its customers.”

14.          Additional Paragraph 45 to the Lease.  The Lease is hereby amended to add the following as a new paragraph 45.

“Landlord shall not lease any space in the Building to the other tenants for purposes other than general office uses on the first 10 floors without Tenant’s prior written approval which shall not be unreasonably withheld or delayed.  In the event Landlord breaches its agreement to limit the use of the other tenants in the Building in accord with the restrictions outlined above, Tenant shall have the right at any time to terminate this Lease it has with Landlord upon sixty (60) days written notice without penalty or the payment of any termination fee, which right shall not be deemed waived by the failure of Tenant to exercise such right for any time period after such right arises.”

15.          Additional Paragraph 46 to the Lease.  The Lease is hereby amended to add the following as a new paragraph 46.

“Landlord shall at all times operate, repair and maintain the Building and the parking garage serving the Building and shall provide services including janitorial, utilities, heating, ventilation and air conditioning in a manner consistent with and comparable to those being provided by owners of other first-class buildings of comparable size and age to the Building in downtown Los Angeles.”

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16.          No Other Modifications.  All prior agreements, understandings, and discussions with respect to the subject matter set forth in this Addendum are hereby superseded by this Addendum.  Except as modified by the terms of this Addendum, all provisions of the Lease shall remain unchanged and are in full force and effect, and shall continue to be binding on the parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Addendum as of Effective Date.

TENANT:	LANDLORD:

CITY NATIONAL BANK,	CITINATIONAL-BUCKEYE BUILDING CO.,
a national banking association	a California limited partnership

By: Olive-Sixth Buckeye Co.,
its general partner

By:	/s/ [ILLEGIBLE]	By:	/s/ Bram Goldsmith
Name:	[ILLEGIBLE]		Bram Goldsmith
Title:	[ILLEGIBLE]		General Partner

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Office Building Lease

This Lease, made and executed as of the 30th day of September, 1996, between: - CITINATIONAL-BUCKEYE BUILDING CO., a California limited partnership, 9100 Wilshire Boulevard, Suite 404, Beverly Hills, California 90212, hereinafter designated the LANDLORD, and CITY NATIONAL BANK, a national banking association, 400 North Roxbury Drive, Beverly Hills, California 90210, hereinafter designated the TENANT, consists of the following agreements:

1.  DEMISED PREMISES, USE AND TERM, EARLY OCCUPANCY.  For and in consideration of the covenants hereinafter mentioned, the Landlord leases to the Tenant and the Tenant hereby leases from the Landlord the premises consisting of Suite No. 100 located on the Ground Floor and the entire 2nd, 3rd, 6th, 9th and 20th Floors (as per attached plans, marked Exhibit “A”) in the CITY NATIONAL BANK BUILDING, 606 [ILLEGIBLE] Olive Street, City of Los Angeles, California, 90014 to be used by said Tenant as and for administrative offices for a bank or for general office purposes and for no other purpose, for the term of ten (10) years, commencing on the 1st day of January 1997, and ending on the 31st day of December 2006.  Landlord agrees that it shall not lease any other Premises in the Building to any other bank or savings and loan association for use as a home office bank or branch bank serving the general public without the prior consent of Tenant, which consent shall not be unreasonably withheld.  Landlord agrees that it shall not lease any other Premises on the Ground Floor of the Building to any other bank or savings and loan association for use as a home office bank or branch bank serving the general public.

On September 29, 1996, Landlord completed the construction and build-out of the 6th Floor premises in accordance with Tenant’s plans and specifications, and Tenant accepted and moved into the premises prior to the scheduled commencement date of this Lease on September 30, 1996.  Landlord and Tenant agree that Tenant’s occupancy from September 30, 1996 through December 31, 1996, and thereafter for the full ten (10) year Lease Term through December 31, 2006, is under the terms and conditions of this Lease.

On November 15, 1996, Landlord completed the construction and build-out of the 3rd Floor premises in accordance with Tenant’s plans and specifications and Tenant accepted and moved into the premises prior to the scheduled commencement date of this Lease on November 16, 1996.  Landlord and Tenant agree that Tenant’s occupancy from November 16, 1996 through December 31, 1996, and thereafter for thereafter for the full ten (10) year Lease Term through December 31, 2006 is under the terms and conditions of this Lease.

2.  RENT. The Tenant agrees to pay to the Landlord as rent for said leased premises, monthly installments, as follows:

From September 30, 1996 through November 15, 1996	$13,712.00	per month

From November 16, 1996 through December 31, 1996	$25,683.00	per month

From January 1, 1997 through December 31, 2001	$80,456.00	per month

From January 1, 2002 through December 31, 2006	$88,526.00	per month

Each installment shall be payable in advance on the 1st day of each and every calendar month during the term hereof, commencing on September 30, 1996, in lawful money of the United States of America, which the Tenant agrees to pay to Landlord without deduction or offset, prior notice or demand at the office of the building or such places as the LANDLORD may designate.  Said rent is subject to increases as provide in Articles 20, 36 and as otherwise hereinafter provided.  In the event the actual commencement date of this lease should fall on other than the 1st day of a calendar month, then the rental for the first and last month of the lease term will be prorated on a calendar month basis.  Parking charges are payable as additional rent.

3.  SUBLEASE AND ASSIGNMENT. Neither Tenant, nor Tenant’s legal representatives or successors shall mortgage, encumber, assign or transfer this lease or sublease, or use or occupy or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed in accordance with the express terms and conditions of this Articles.  Any such mortgage, encumbrance, sublease or assignment or permission without such consent shall be voidable, at the option of Landlord and at the option of Landlord shall terminate this lease.  If the demised premises or any part thereof be occupied by any party other than Tenant, without Landlord’s consent.  Landlord may at its option, collect rent from the occupant and apply the net amount collected to the rent herein reserved but no such occupancy or collection shall be deemed a waiver of the conditions of this Article or the acceptance of the occupant as Assignee or Subtenant or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant under this lease.

No sublease or assignment may become effective unless and until Tenant has given Landlord at least thirty (30) days prior written notice of such proposed bonafide sublease or assignment, such notice to be received by Landlord at least thirty (30) days prior to the proposed commencement date of such proposed sublease or assignment.  Said notice shall state and include the following: the name of the proposed transferee; the status of the proposed transferee either as, an individual, partnership, corporation or the like: the present business address of the proposed transferee; a present financial statement of the proposed transferee; the stated use or purpose and business to be conducted under the proposed sublease or assignment; the proposed commencement and termination date of such proposed sublease or assignment: and whether all or portion of the leased premises is proposed to be subleased under such proposed sublease.

Tenant may sublease or assign all or a portion of the demised premises only upon the obtaining of Landlord’s written consent and subject to the following express conditions: A. That Tenant does not sublease or assign to more than a reasonable number of transferees which number shall be subject to Landlord’s approval; B. That each transferee shall be subject to the prior written approval of Landlord which approval shall not be unreasonably withheld, conditioned or delayed, but without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such approval if: (1) The use to be made of the demised premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Building or with Landlord’s leasing policy, or (b) a use which conflicts with any so called “exclusive” then in favor of another tenant of the Building or of any of Landlord’s other Buildings which are in the same complex as the Building, or (c) any use which is the same as that stated in any percentage lease to another tenant of the Building or any of Landlord’s other Buildings which are in the same complex as the Building or (d) a use which would be prohibited by any other portion of this lease (including but not limited to any rules and regulations then in effect); or (2) The character, moral stability, reputation and financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this lease; C. That in no event shall the term of such sublease or assignment be for a longer period than the unexpired term of this lease; D. That each sublease or assignment shall expressly provide that it is subject and subordinate to this lease; E. That Tenant shall pay to Landlord, Landlord’s then standard processing fee, which as of the date of execution of this Lease is currently the sum of $1,000.00; F. That the proposed transferee shall execute an agreement on Landlord’s then standard form pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this lease for the period covered by the sublease or assignment to the extent of the space subleased; G. That an executed duplicate original of each sublease or assignment and assumption agreement in a form acceptable to Landlord, together with all sums due, shall be delivered to Landlord within five (5) days after the execution thereof and any such sublease or assignment shall not be binding upon Landlord until the delivery of the foregoing to Landlord and the execution and delivery of Landlord’s consent thereto and; H. That Landlord shall have the right upon written demand to require the transferee to pay the rent under the sublease or assignment directly to the Landlord and/or to require Tenant to pay to Landlord a sum equal to (i) fifty per cent (50%) of any rent or other consideration paid to Tenant by any transferee which is in excess of the rent then being paid by Tenant to Landlord (to the extent of, and as apportionable to space sought to be subleased) pursuant to the terms of this lease, after reduction for the reasonable and necessary direct costs actually incurred by Tenant to obtain the sublease or assignment such as e.g., any brokerage fee and remodelling costs, but with no reduction for any indirect costs, such as e.g., rent and expenses paid by Tenant while the space sought to be subleased or assigned is vacant, and (ii) fifty per cent (50%) of any other profit or gain realized by Tenant from any such subleasing.  All sums payable hereunder by Tenant shall be paid to landlord as additional rent immediately upon receipt thereof by Tenant.  Any such rent, profit, gain or other consideration, or sum equal to same, as set forth herein, not so paid to Landlord as herein required, shall be and is deemed to be held and retained by Tenant in trust for the sole benefit of Landlord, and, whether actually held or retained by Tenant or not, shall be and is deemed to be held and retained by Tenant in trust for the sole benefit of Landlord, and whether actually held or retained by Tenant or not, shall be chargeable to Tenant and payable to Landlord upon demand.  Any failure or refusal by Tenant to pay Landlord same shall constitute a default and material breach of the terms, covenants and conditions of this lease subjecting Tenant to all the rights and remedies of Landlord under this lease and applicable law.

The consent by Landlord to a sublease or assignment shall not in any way be construed to relieve Tenant or the transferee from obtaining the express consent in writing of Landlord to any further transfer.  Any further transfer shall require the written consent of Tenant and any previous transferee except that Tenant and any transferee hereunder expressly waive their right to consent to any further transfer of the premises on their behalf by Landlord.  The consent by Landlord to a sublease or assignment shall not in any way be construed to release Tenant from any liability whether past, present or future under this lease or to release Tenant from any liability under this lease because of Landlord’s failure to give notice of default under or in respect to any of the terms, covenants, conditions, provisions or agreements of this lease.  Notwithstanding the consent of Landlord to an assignment or sublease, Tenant shall remain liable for payment of all bills rendered by Landlord for the rent and other charges incurred by the transferee for services and materials supplied to the demised premises.  If Tenant is a corporation which, under the then current guidelines published by the Commissioner or Corporations of the State of California, is not deemed a public corporation, or if Tenant is an unincorporated association or a partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association or partnership in excess of twenty-five (25%) percent shall be deemed a proposed transfer within the meaning of this Article, including the requirement of obtaining Landlord’s prior written consent.  Landlord hereby consents to the assignment, subletting, or transfer of this lease by Tenant to any corporation resulting from a consolidation, or to the surviving corporation in case of a merger, to which consolidation or merger Tenant shall be a party, or to any bank acquiring all or substantially all of the assets of Tenant, or to any corporation resulting from a reorganization of Tenant.

4.  EXPIRATION.   If Tenant shall hold-over after the expiration of the lease term with the written consent of Landlord, such holding shall be construed to be a tenancy only from month-to-to-month, but otherwise in accordance with the terms and conditions hereof insofar as they are applicable, but Tenant shall pay the rate Landlord is then offering to prospective tenants for the herein demised premises for such further time as Tenant may hold the same; but nothing in this Article shall be construed as consent by Landlord to the occupancy or possession of the demised premises by Tenant after the expiration of the term hereof.  If Tenant holds over after the termination of this lease without express written consent of the Landlord, Tenant shall pay to Landlord rent at the rate landlord is then offering to prospective tenants for the herein demised premises (but in no event less than two times the monthly rental which was payable for the last month of the lease term), plus sums payable under Article 20 and other sums payable as rent under this lease for the period during which Tenant retains possession of the premises.  Nothing herein shall be construed as a waiver of any of the Landlord’s rights or remedies to recover possession of the demised premises.  Tenant shall be liable to Landlord for any and all reasonably related damages suffered by Landlord including but not limited to any damages to the demised premises and any lost rentals, profits or leases suffered because of Tenant’s holdover of the premises without the written consent of the Landlord.  This lease shall terminate on the date set forth without the necessity of notice from either party.

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6.  AUTOMOBILE PARKING.   A. Invitee Parking. Automobile parking subject to availability, shall be extended to Tenant’s invitees, in common with the invitees of other tenants, at reasonable parking rates and upon other conditions established by Landlord from time to time in the parking area where designated by Landlord.  During the first five (5) years of the initial Lease Term, Landlord shall issue transient parking validations to Tenant allowing its retail banking customers and invitees to park on a transient basis at 80% of the then current posted validation rate.  As of the date of execution of this Lease, the current posted validation rate is $2.40 for each 20 minutes or portion thereof.  After the first five (5) years, Tenant shall pay the full amount of the then current posted validation rate for transient parking [ILLEGIBLE]. Landlord reserves the sole right and option as to [ILLEGIBLE] or not an attendant will be furnished for such automobile parking area or areas.  If no attendant is furnished, Landlord will provide suitable designation of the parking area to Tenant.  This right to park will be solely for the accommodation of the Tenant and Tenant expressly agrees that Landlord assumes no responsibility of any kind whatsoever in reference to such automobile parking areas or the use thereof by the Tenant, its employees or invitees.

B.  Employee Parking.  Commencing January 1, 1997 and on the 1st day of each month thereafter, Landlord will issue Tenant monthly parking permits for one hundred (100) automobiles at a discounted rate of $95.00 per car per month.  Tenant shall pay Landlord in advance on the 1st day of each and every calendar month during the Term hereof, commencing on January 1, 1997, in lawful money of the United States of America, the lump sum of $9,500.00 per month as additional Rent for said parking permits, without deduction or offset for any reason including whether the entire amount of authorized automobiles is being parked at any time, and without prior notice or demand; provided that the aforesaid lump sum rental rate of $9,500.00 per month is subject to increase by an additional $500.00 on the 1st day of January of each year during the Lease Term (so that during the tenth year of the Lease Term Tenant shall be paying at the rate of $140.00 per authorized automobile); provided further that in no event shall Tenant be required pay at a rate per authorized automobile in excess of Landlord’s posted parking rate at any time during the Lease Term.  Parking for any additional automobiles in excess of the authorized one hundred shall be subject to the availability of space and paid for at the Landlord’s posted parking rate.

C.   General.  All parking shall beon a non-reserved, self-park basis in a combination of single and tandem spaces in accordance with the procedures and directives of Landlord’s parking operator as issued from time to time to ensure the efficient and economical operation of the parking garage facility.  Parking shall be in common with other tenants and invitees during normal building business hours in the parking area inside the City National Bank Building or within a reasonable distance from said building.  The location for such parking may be as designated by the Landlord from time to time, but the Tenant shall not be entitled to have any specific parking stall or stalls designated for the Tenant’s exclusive use.  All parking shall be pursuant to the terms and considitons of the Supplementary Parking Agreement, attached hereto as Exhibit “B” and incorporated herein by this reference as if set forth in full.  Timely payment of the consideration herein provided shall expressly be a condition precedent to the Tenant’s continuing right to exercise the parking rights under this License.

7.  ALTERATIONS-FIXTURES.   The demised premises shall not be altered, repaired or changed without the written consent of Landlord first had and obtained, except that Tenant shall have the right to perform non-structural, cosmetic remodelling improvements of the Premises which does not affect the Building systems (as hereinafter defined) or substantially alter the layout of the Premises up to a total expenditure which does not exceed the sum of $15,000.00 for any or all of such improvements within any twelve (12) month period, without Landlord’s prior written consent.  All such alterations, improvements or changes shall be at the sole cost of Tenant, and Tenant shall hold Landlord and the demised premises harmless and free from any lien or claim therefore and all other liability, claims and demands arising out of any work done or material supplied to the demised premises at the instance of Tenant, and from all actions, suits and costs of suit by any person to enforce any such lien or claim of lien, liability, claims or demands, together with the costs of suit and attorney’s fees incurred by Landlord in connecting therewith.  Tenant shall cause any mechanic’s lien or other lien filed against the demised premises or the building of which the demised premises are a part to be released and removed within ten (10) days of such filling either by the satisfaction of such lien or by the posting of a bond.  Landlord may impose, as a condition of such consent, such requirements as Landlord in its sole and reasonable discretion may deem reasonable and desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord, and the requirement that Tenant shall furnish Landlord with a Completion Bond prior to the commencement of any work, Tenant shall construct such improvements, alterations or repairs in conformance with any and all applicable rules and regulations of any Federal, State, County or Municipal code or ordinance.  In any event, Landlord’s contractor shall perform all mechanical, electrical, plumbing, air conditioning, permanent partition and ceiling tile work (hereinabove referred to as the “Building systems”).  Tenant agrees to give Landlord written notice of the commencement date of any alterations, improvements or repairs to be made in, to or upon the premises not later than fifteen (15) days prior to the commencement of any such work, in order to give Landlord time to post notices of non-responsibility.  In the event any construction, alteration, decorating or repair work (including any engineering or architectural services or consultants employed by Landlord relative to tenant’s alterations or improvements) is performed by Landlord’s contractor, the charges for such work shall include an administrative fee for Landlord’s administration of the work in the amount of 20% of the contract sum(s) on each project administered by Landlord at a cost of $10,000.00 or less, and 15% of the contract sum(s) on each project administered by Landlord costing more than $10,000.00.  All charges for work performed by Landlord’s contractor shall be deemed additional rent under this lease, payable in advance prior to commencement of construction.  All such alterations, repairs, additions or improvements (including any alterations, repairs, additions or improvements installed during Tenant’s prior occupancy of the demised premises pursuant to any previous lease, sublease or otherwise, and including but not limited to the bank vault, vault door and pedestrian escalator installed between Suite 100 and the 2nd Floor Premises), shall, unless otherwise provided by written agreement, become the property of Landlord and shall remain upon and be surrendered with the premises upon the expiration of this lease or any sooner termination thereof; provided that upon expiration or termination of this Lease, Landlord shall have the right and option by written notice to Tenant to require Tenant at its sole cost to remove any of the alterations, repairs, additions or improvements installed by or for Tenant and repair any damage to the Premises occasioned by such installation or removal and restore the Premises to original condition, normal wear and tear excepted.

At the expiration of the term of this lease and provided that Tenant is not in default hereunder, all Tenant’s free-standing personal property not attached to the demised premises may be removed by Tenant, at Tenant’s sole expense, provided, however, Tenant shall pay for any damages caused to the demised premises by the removal of said items, so that after the removal of said items, the demised premises will be in the same condition as at the time prior to the said installations, if any, reasonable wear and tear excepted.  In any event, at the sole option of Landlord, Tenant at its expense, must remove said items and repair any damage to the premises occasioned by said installation and/or removal and restore the premises to original condition.  If Tenant shall fail to complete such removal or restoration and repair such damage, Landlord may do so and charge the reasonable cost thereof to Tenant which sum shall be deemed additional rent hereunder and shall be due and payable from Tenant to Landlord within ten (10) days after Landlord has rendered to Tenant a written statement therefor.  Any improvements, equipment or personal property not removed by Tenant from the premises upon the end of the term shall be conclusively presumed to have been abandoned by tenant, and the cost of removal, storage and/or sale of same shall be deemed additional rent hereunder, payable from Tenant to Landlord in the same manner as provided above with respect to restoration charges.  Any tenant improvements for which an allowance is given by Landlord to Tenant and all carpeting and/or window coverings installed in the premises shall become part of the realty and become the property of Landlord and remain in the demised premises upon expiration or sooner termination of the lease or Tenant’s vacating or abandonment of the demised premises.

The provisions of Articles 28 and 39 are incorporated herein by this reference as if set forth in full.

8.  ETHICS.  If Tenant is a member of any profession, he agrees to abide by the Code of Ethics of the association recognized as representing that particular profession in the County of Los Angeles, State of California.

9.  UTILITIES.  Landlord agrees to supply for standard desk-furnished business offices, during the usual building business hours on business days, reasonable amounts of domestic water for drinking purposes, heat, air-conditioning, and electric current for lighting purposes and power for a reasonable number of fractional horsepower office machines, together with Landlord’s standard janitorial services five times each week, Saturdays, Sundays and recognized legal holidays excepted.  Landlord shall not supply any janitorial services or cleaning for any plumbing fixtures located in the demised premises.  Tenant shall have the obligation and responsibility for cleaning and maintaining any such plumbing fixtures.  Landlord shall provided the same services, maintenance and repairs for the demised premises at Landlord’s cost as Landlord provides to the other office space tenants  in the building (as distinguished from ground-floor tenants).

Tenant will not, without the written consent of Landlord, use any office equipment in the premises using current in excess of 110 volts, or which will in anyway generate heat or increase the amount of electricity, water or air-conditioning usually furnished or supplied for use of the premises as general office space; nor connect any apparatus or device for the purposes of using electric current except through existing electrical outlets or for the use of water except with existing water pipes in the premises.  If Tenant requires water or electric current in excess of that usually furnished or supplied for use of the premises as general office space, Tenant shall first procure the consent of Landlord, which Landlord may refuse, to the use thereof and Landlord may cause a water meter or electric current meter to be installed in the premises, to measure the amount of water and electric current consumed for any such other use.  The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the City of Los Angeles or the local public utility, as the case may be, for furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

In the event Tenant utilizes of consumes utilities or services after usual building business hours or in amounts which are appreciably in excess of those utilized or consumed by the average office tenants in the building.  Tenant shall reimburse landlord, as additional rent, upon receipt of demand therefor, the cost of such excess consumption.  In the event Tenant utilizes heating, air conditioning or fan service after normal building business hours, Tenant shall reimburse Landlord its then current building standard rate for such services.   As of the date of execution of this Lease, Landlord’s current building standard rates for these services are: for heat or air conditioning — $175.00 per hour; for fan service — $75.00 per hour.

Landlord agrees to supply, for any storage areas leased hereunder, during usual building business hours on business days, reasonable amounts of electric current for lighting purposes only.  Landlord shall have no obligation to supply to storage areas, water, heat, air-conditioning or electric current for any purposes other than lighting.

The normal building business hours are from 6:00 A.M. to 6:00 P.M., Monday through Friday, recognized legal holidays excepted.  At any time during the term of this lease, normal building business hours for the furnishing of any utilities or services to the Building may be curtailed by Landlord without abatement of rent, due to any Energy or Natural Resource Conservation Act now or hereinafter enacted or the directive of any Energy or Natural Resource Agency or any other similar or dissimilar statute or directive of any federal, state or other governmental, or quasi-governmental agency, or public utility, or any other entity vested with the power to regulate utilities or services.

10.  NOTICES.  All notices to be given hereunder by Landlord to Tenant shall be in writing and may be served either personally or by depositing the same in the United States mail, postage prepaid, either by ordinary, registered or certified mail, and addressed to Tenant at 400 North Roxbury Drive, Beverly Hills, California 90210, with a copy addressed to the attention of the Senior Vice-President — Corporate Premises, at the same address.  Said notice shall be deemed effective upon deposit in any public depository of the United States mail.  If there be more than one tenant, then notice to any of them shall constitute notice to all and notice from any of them shall constitute notice from all.  If Tenant be a corporation, then such service upon any employee shall constitute service upon the corporation and in this regard Tenant specifically waives any rights as to methods of service as set out in Sections 1161 and 1162 of the California Code of Civil Procedure.  Tenant hereby waives all other methods of notice prescribed by the Codes of California.

Any notice desired to be served on Landlord by Tenant must be sent by prepaid United States registered or certified mail to Landlord at 9100 Wilshire Boulevard, Suite 404, Beverly Hills, California 90212, or at such other place as Landlord may from time to time designate in writing.

11.  INSURANCE.  Tenant shall at its sole expense, procure and maintain comprehensive public liability insurance naming Landlord as an additional insured for the demised premises during the term of this lease in minimum amounts of $1,000,000.00 combined single limit.  Tenant shall furnish Landlord with evidence of such insurance, in a form satisfactory to Landlord, which shall provide that the coverage shall not be canceled or reduced without ten (10) days prior written notice to Landlord.  The parties to this lease shall each procure an appropriate clause in, or an endorsement on, any policy of fire or extended coverage insurance covering the premises and the building of which the premises are a part, and the improvements, furniture, fixtures, and equipment located in or on the premises, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver or subrogation or consent to a waiver of right of recovery, each party hereby agrees that it shall not make any claim against or seek to recover from the other for any loss or damage to its property, or the property of others, including consequential loss or damage resulting from fire or other hazards covered by such fire and extended coverage insurance including negligent acts.

12.  RIGHTS OF LANDLORD.  Landlord reserves the following rights: (a) upon prior notice to Tenant, to change the address and/or name of the building without liability to Tenant; (b) to designate all sources furnishing sign painting or lettering, ice, bottled water and toilet supplies used on the premises; (c) constantly to have pass keys to the premises; (d) to grant anyone the exclusive right to conduct any particular business or undertaking in the building in which the demised premises are situated; (e) to enter the demised premises at anytime whether or not Tenant is present to admit Landlord for inspections, repairs, alterations or additions to the premises or the building in which the premises are situated for window cleaning and janitorial services, to exhibit the premises to others, to affix and display “For Rent” signs, and for any purpose whatsoever related to the safety, protection, preservation or improvement of the premises, the said building or Landlord’s interest, without being deemed guilty of an eviction or disturbance of Tenant’s use and possession, and without being liable in any manner to Tenant on account thereof; (f) at any time, and from time to time, whether at the instance of Landlord or pursuant to governmental requirements, at Landlord’s expense, to make repairs, alterations, additions, improvements or decorating, whether structural or otherwise, in or to the building or any part thereof, including the demised premises.  Without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild the lobby and all other public and rentable areas of the building as the same are presently or shall hereafter be constituted, or any part or parts thereof.  Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from any work so done in or about the demised premises or the building or any adjacent or nearby buildings, land, street or alley, all claims against the Landlord for any and all such liability being hereby expressly released by Tenant, unless caused by Landlord’s or its agents negligence or willful misconduct.  In connection with making repairs, alterations, decorating, additions or improvements under the terms of this Article, Landlord shall have the right to access through the demised premises, as well as the right to take into and upon and through said premises or any other part of the building all material that may be required to make such repairs, alterations, decorating, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities, without being deemed or held guilty of an eviction of Tenant and without liability for damages to

Tenant’s property, business or person and without liability to Tenant by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant.  The rent reserved herein shall in no way abate while said repairs, alterations, decorating, additions or improvement are being made, and Tenant shall not be entitled to maintain any set-off or counter-claim for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant.  However, all such work shall be done in such manner as to cause Tenant the least inconvenience practicable. Landlord reserves and shall have the right to enter upon the demised premises for the purpose of posting and maintaining such notices on the premises as may be necessary to protect Landlord against mechanic’s, materialmen’s or other liens and any other notices that may be proper and necessary.

13.  DESTRUCTION-FIRE OR OTHER CAUSE.  If said building shall be totally destroyed, this lease shall thereupon terminate.  If said building or demised premises shall be damaged by fire, earthquake, or any other cause without fault or neglect of Tenant, so that the leased premises become untenantable, then, if the leased premises cannot be made tenantable within one hundred twenty (120) working days from the date of such damage, this lease may be terminated by Landlord in the event the leased premises cannot be made tenantable within one hundred eighty (180) days, this lease may be terminated by either party.  In any case where the leased premises are rendered partially and permanently untenantable by fire, earthquake, or other cause without the fault or neglect of Tenant, the monthly rental shall be adjusted in the proportion that the rental value of the untenantable portion of the demised premises bears to the rental value of the whole thereof.  In any case, where the leased premises are rendered partially but only temporarily untenantable by the aforementioned causes, there shall be no abatement of rental.

14.  RIGHT OF REPOSSESSION.  If, in compliance with any law, or ordinance now or hereafter enacted, or if required to comply with the directions or requirements of any public officer, board or commission, it becomes necessary for Landlord to acquire permanently all or any portion of the demised premises, Landlord or its assigns shall have the right to repossess the demised premises, or any portion thereof, at any time upon thirty days’ written notice to Tenant, and when said space shall have been so permanently repossessed, Landlord shall, in lieu of any and all claims for damages, allow Tenant a credit on Tenant’s rent in the proportion that the rental value of the space taken bears to the rental value of the whole of the demised premises; provided, however, that if the space taken is of  such an amount or size as to make the remaining space unusable to Tenant, then Landlord, upon thirty (30) days’ written notice from Tenant, will endeavor, if available, to furnish Tenant with comparable space elsewhere in the building and to place Tenant in such new space, and this lease and each and all of the terms, covenants and conditions thereof shall thereupon remain in full force and effect and be deemed applicable to such new space; provided, however, that if Landlord shall be unable to provide Tenant with such other space, then this lease shall thereupon cease and terminate.  No exercise by Landlord of any right herein reserved shall entitle Tenant to damages for any injury or inconvenience occasioned thereby, nor shall Tenant by reason thereof be entitled to any abatement in rent (except as above set forth in case of taking of space permanently.)

15.  EMINENT DOMAIN.  Should Landlord, at any time during the continuance in force of this lease, be deprived of the building in which the demised premises are situated, or any part thereof, or any part of the land on which the building or appurtenances are situated, by condemnation or eminent domain proceedings, this lease shall terminate, at Landlord’s option, on the date when Landlord is actually deprived of possession of said land or building, or some part thereof, and thereupon the parties hereto shall be released from all further obligations hereunder.  Should Tenant, at any time during the continuance in force of this lease, be deprived of the demised premises or any substantial part thereof preventing Tenant from using the remainder of the Premises for the purposes intended under this Lease, by condemnation or eminent domain proceedings, this lease shall terminate, at Tenant’s option, on the date when Tenant is actually deprived of possession of the Premises, or said substantial part thereof, and thereupon the parties hereto shall be released from all further obligations hereunder.  Upon the termination of this Lease as aforesaid, Landlord shall thereupon repay to Tenant any rental theretofore paid by Tenant and unearned at the date of such termination.  Tenant shall not be entitled to any compensation, allowance, claim or offset of any kind against the Landlord, as damages or otherwise, by reason of such condemnation or eminent domain proceedings or by reason of being deprived of the demised premises or the termination of this lease, and said Tenant does hereby waive, renounce and quit-claim to Landlord any right in any to any award, judgment, payment or compensation which shall or may be made or given because of the taking of said premises, or any portion thereof, by virtue of any such condemnation or eminent domain proceedings, whether received in any such action or in settlement or compromise thereof by Landlord, except that Tenant shall have the right to file a separate claim to recover the value of its personal property in the eminent domain proceedings.

16.  USE OF BUILDING.  Tenant shall not be allowed to use the name of the building in which the demised premises are located or words to that effect, in connection with any business carried on in said premises (except as Tenant’s address) without written consent of Landlord.  Tenant shall not engage in any advertising whatsoever, which in any way shall adversely affect the character of the building of which the demised premises are a part.  Tenant further covenants and agrees not to suffer or permit said premises, or any part thereof to be used in any manner that will injure to impair the structural strength of said building, and not to suffer or permit to be installed in said premises, any machinery or apparatus, the weight of vibration of which will tend to injure or impair the structural strength of said building.

17.  SUCCESSORS.  Subject to the aforementioned restrictions on assignment of this lease on the part of Tenant, the words “Landlord” and “Tenant” as used herein include, apply to, and bind and benefit the heirs, executors, administrators, assigns and successors of Landlord and Tenant.  In the event of any change of name, Tenant agrees to furnish Landlord with a change of business or corporate name with appropriate supporting documentation.

18.  CO-TENANTS. All persons comprising Tenant, together with all assignees and Subtenants, should Landlord elect to treat said assignees and Subtenants as Tenants, are to be held and hereby agree to be held jointly and severally responsible for the payment of rent and the faithful performance of all the terms, covenants and conditions of this lease.  Landlord shall have the right to proceed against any person liable under this lease without the necessity of first proceeding against any other person and without first pursuing any other remedy.  Payment or refund by Landlord to any person who is one of the Tenants hereunder of any sums, including but not limited to the security deposit due under this lease, shall constitute payment or refuse to any persons comprising Tenant.

19.  NON-LIABILITY OF LANDLORD.  Except in the event of Landlord’s negligence or willful misconduct, Landlord shall not liable to Tenant, or to any other person or persons whomsoever, and Tenant hereby waives any and all claims for any damages to the leased premises or for or on account of any loss, damage, theft, injury to any person or property in or about said premises, or the building of which the demised premises are a part, or the approaches or entrances thereto, or on the streets, [ILLEGIBLE], parking areas or corridors thereof, caused or occasioned by said premises being out of repair, by defects in said building or said premises or equipment contained therein, including but not limited to, any security system located in or about the demised premises whether or not installed by Landlord, or by the failure to keep the same in good order and  repair, or by fire, gas, water, electricity, failure or malfunction of the air-conditioning, or by the breaking, overflowing or leaking of roofs, pipes, or walls of said building, or for any other damage or injury caused by any acts or events whatsoever beyond the control of landlord, including, but not limited to, the acts and omissions of other Tenants and invitees of the building.  Landlord shall not be liable and Tenant hereby waives all claims for damages that may be caused by Landlord in re-entering and taking possession of the premises as herein provided.

20.  INCREASE OF TAXES AND OPERATING COSTS. Tenant shall pay all taxes assessed during the term of this lease against Tenant’s personal property and trade fixtures and against tenant improvements which exceed the building standard tenant improvements whether installed by Landlord or by Tenant, or in Tenant’s possession in, upon or about the demised premises.  Tenant shall also pay gross receipts tax or any excise or other taxes or licenses on or measured by or allocable to the rent payable hereunder (whether charged to Landlord or to Tenant, or to either or both of them, and whether or not now customary or within the contemplation of the parties hereto).  In the event any such taxes or licenses shall be or have been imposed against the Landlord or the real property of which the demised premises forms a part, then the amount of such taxes shall be paid by Tenant, as additional rent upon demand for payment by Landlord.  Said sum shall be payable in advance in equal monthly installments based upon Landlord’s estimate of the total amount due.  Said estimated monthly payments shall be adjusted annually to the actual tax or license due by payment by Tenant or credit by Landlord of any difference.

If, (a) in any property tax fiscal year during the term of this lease Taxes shall be increased above the Taxes for the base fiscal year, and/or (b) if in any calendar year during term of this lease Operating Costs shall be increased above those in effect during the base year, both as hereinafter defined, Tenant shall pay to Landlord, upon receipt of a statement therefor and in the manner hereinafter set forth, as additional rent, 24.82% of the amount of such increase in Taxes and 24.82% of the amount of increase in Operating Costs.

A.  Definitions.  (1) “Taxes” shall mean taxes and assessments upon or with respect to the building of which the demises premises forms a part, ancillary parking facilities servicing the building, and land upon which they are located including but not limited to drive-ways, landscaped areas and courtyard entrance areas (in this Article collectively referred to as the “land and/or improvements”), imposed by Federal, State or local governments.  If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land and/or improvements, or upon or with respect to the land and/or improvements or the rents or income therefrom, in substitution of or in lieu of any tax or assessment which would otherwise be a real estate tax, such other tax or assessment shall be deemed to be a real estate tax.  In case there shall be a reduction of the assessed valuation on the land and/or improvements for any fiscal year which affects the taxes in any year for which a rent adjustment shall have been made, the rent adjustment shall be recalculated on the basis of the revised assessed valuation and Landlord will credit against the rent next becoming due from Tenant such sums as may be due to Tenant by reason of the recalculation, less the expenses and costs incurred in effecting such reduction, including but not limited to attorneys fees, Property Tax Consultants fee, and other professional fees provided that such rent adjustment shall not reduce the rent payable hereunder below the basic monthly rent payable as set forth in Article 2 of this lease.  During the first five (5) years of the Lease Term, “Taxes” shall not include any increase in property taxes resulting from any transfer or conveyance of the realty of which the demised premises forms a part or from any transfer or conveyance of any ownership interest in any entity owning said realty or any part thereof. During the last five (5) years of the lease Term, “Taxes” shall include any property taxes resulting from any transfer or conveyance of the realty of which the demised premises forms a part or from any transfer or conveyance of any ownership interest in any entity owning said realty or any part thereof, even if said transfer or conveyance occurs during the first five (5) years of the Lease Term. (2) “Operating Costs” shall mean (a) wage and labor costs applicable to persons engaged in the management, operations, maintenance, overhaul, improvement or repair of the land and/or improvements, whether said persons be employed by Landlord or by an independent contractor, with whom Landlord shall have contracted or may contract for such services.  It is hereby understood that any increase or decrease in the hours of employment or the number of paid holidays, or vacation days, social security taxes, unemployment insurance taxes and the costs, if any, of providing disability, hospitalization, medical welfare, pension, retirement or other employee benefits imposed by law or by any collective bargaining agreement, or any voluntary employee benefit plans, applicable with respect to such employees, shall correspondingly affect the wage and labor costs; and (b) cost of utilities, fuel, supplies, all insurance, service contracts, improvements (excluding the interior of tenant spaces) of or on the land and/or improvements, amortized over the useful life of such improvements in accordance with generally accepted accounting principles; and (c) such other items as are customarily included in the cost of managing (including but not limited to management fees), operating (including but not limited to ground rent), maintaining (including but not limited to cleaning and janitorial services), overhauling, improving and repairing the land and/or improvements in accordance with generally accepted accounting or management principles or practices.

Notwithstanding anything to the contrary in the definition of ‘Operating Costs’, Operating Costs shall not include the following:

(i)  Any ground lease rental (but rental and other access fees on the access tunnel to the Pershing Square Garage are included in operating costs);

(ii)  Capital expenditures required by Landlord’s failure to comply with laws enacted on or before the date the Building’s Temporary Certificate of Occupancy is validly issued;

(iii)  Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is entitled to reimbursement for such costs;

(iv)  Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds;

(v)  Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant suites for tenants or other occupants of the Building;

(vi)  Depreciation and amortization (except as otherwise provided herein to be includable in operating expenses);

(vii)  Leasing commissions, attorneys’ fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

(viii)  Wages incurred in connection with the operation of the parking structure;

(ix)  Costs of a capital nature, including without limitation, costs incurred by Landlord for alterations which are considered capital improvements, (but capital repairs and capital replacements, and capital equipment and capital tools purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, shall be included in operating expenses in accordance with generally accepted accounting principles, consistently applied);

(x)  Expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged for directly or which are selectively provided to another tenant or occupant of the Building;

(xi)  Interest, points and fees on debt or amortization on any mortgage or mortgages encumbering the Building or the land on which the Building is located;

(xii)  Expenses and costs not normally, in accordance with generally accepting accounting principles, included in Operating Costs by landlords of first-class institutional office Buildings;

(xiii)  Advertising and promotional expenditures;

(xiv)  Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

The following shall also be excluded from the taxes and operating costs:  Federal and State income taxes imposed on Landlord’s net income and any and all costs of any expenses to procure tenants for the building, including but not limited to brokerage commissions, legal fees, and remodeling costs of suites. (3) “Base Year” shall mean (a) for computation of Tax increases, the fiscal tax year ended June 30th, 1997, and (b) for computation of Operating Cost increases, the calendar year 1997. (4) “Subsequent Year” shall mean each and every tax or calendar year, as the case may be, following the base year failing wholly or party within the term of this lease.

B.  Statements for TENANT.  On or about the 1st day of April, in each and every Subsequent Year, and within ninety (90) days after the expiration or earlier termination of the term of this lease, Landlord will furnish to Tenant a comparative statement which shall show a comparison of all pertinent costs, either actual or estimated, and information applicable to the Taxes in the Base Year and in the current tax year and applicable in Operating Costs in the Base Year and in the calendar year preceding the year in which the comparative statement is submitted, and the amount, if any, of the increased in Taxes and Operating Costs and the amount thereof to be paid by Tenant.  In the event that the Building is not at least ninety-five percent (95%) occupied during any Base Year or Subsequent Year, then the costs for such year, either actual or estimated, shall be adjusted and increased to reflect what expenses would have been, had such occupancy been ninety-five percent (95%) during such entire year.  The failure of Landlord to furnish a comparative statement for any year in accordance with this Paragraph B shall be without prejudice to the right of Landlord to furnish comparative statements in subsequent years.  In the event that Landlord shall, for any reason, be unable to furnish a comparative statement on or about April 1st of any year, or within ninety (90) days after the expiration or earlier termination of this lease, Landlord may furnish such statement as soon thereafter as practicable, with the same force and effect as a comparative statement would have had, if delivered as aforesaid.

C.  Payment of Increase in Rent.  (1) The payment of any additional rent on account of Taxes and Operating Cost increase, pursuant to the provisions of this Article 20 shall be made as follows:  On the first day of the month following the furnishing of a comparative statement, Tenant shall pay to landlord as additional rent (a) a sum equal to 1/12th of Tenant’s share of tax increase multiplied by the number of months then elapsed from the date commencing with the 1st day of the current fiscal tax year up to the date of the comparative statement (less and payments made in advance under the last previous comparative statement submitted, if any) plus (b) a sum equal to 1/12th of Tenant’s share of Operating Costs increase multiplied by the number of months then elapsed from the date commencing with the first day of the preceding calendar year up to the date of the comparative statement (less any payments made in advance under the last previous comparative statement submitted, if any), plus (c) in advance, 1/12th of such share of both Tax and Operating Cost increases with respect to the then current month, and each month thereafter as additional rent until a different comparative statement shall be submitted as above provided. (2) When the next comparative statement is submitted by Landlord to Tenant, in the event than such comparative statement shall show an increase in Taxes and/or Operating Costs which shall be different from the increase paid or which was to be paid in advance under the last previous comparative statement, then the additional rent that had been or was to be paid in advance on account of Taxes and Operating Cost increases, shall be increased or decreased accordingly. (3) The additional rent due to Landlord or any credit due to Tenant, as disclosed by the comparative statement furnished Tenant, shall be paid or credited within Ten (10) days after the furnishing of such comparative statement. (4) In the Event Tenant should dispute any cost items in any comparative statement furnished by Landlord pursuant to this Article, Landlord and Tenant specifically agree that provided Tenant is not otherwise in default in the payment of the basic monthly rent under this lease and Tenant first deposits with Landlord the total sum in dispute hereunder, the cost items in dispute shall be submitted to an independent Certified Public Accountant engaged by Landlord and reasonably approved by Tenant, for audit and verification of the cost items disputed, and the finding and determination of said independent Certified Public Accountant, shall be deemed conclusively correct, final and binding between parties hereto without further remedy or recourse to legal proceedings.  In the event such audit discloses that the aggregate of the true amount of such cost items as verified is within three per cent (3%) of the aggregate items disputed, Tenant shall pay the cost of such audit, which shall be in accordance with the reasonable charges generally prevailing for such work.  Sums payable under this Article are deemed independent additional rent and are payable in addition to the rental specified in Article 2 of this lease, any guaranteed minimum monthly rental, and any percentage rental payable under this lease.

D.  Arbitration.  Provided Tenant is not otherwise in default in the payment of the basic monthly rent under this lease, the interpretation, construction, performance, or breach of this Article 20, may be settled by arbitration pursuant to the rules and regulations of the American Arbitration Association.  Either party requesting arbitration under this Article 20 shall make a demand on the other party by registered or certified mail with a copy to the American Arbitration Association.  It is a condition precedent to Tenant’s right to arbitration that Tenant first deposit with Landlords the total amount of the sum in dispute.  The arbitration shall take place as noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate.  In no event shall any sum payable hereunder be withheld by Tenant pending completion of such arbitration.

21.  GENDER.  In this lease, whenever the context so requires, the masculine gender herein used shall include the feminine or neuter and the singular number shall include the plural.  The captions set forth in the various Articles of this lease are for identification and convenience only and are not intended to, and shall not be deemed to limit or expand the contents of the respective Article.  If Tenant is a corporation, Tenant agrees to provide Landlord, upon execution of this lease by Tenant, with a notarized copy of corporate resolution authorizing the Tenant corporation to execute this lease and any appurtenant documents.

22.  SUBORDINATION.  Tenant expressly agrees that at the sole option of Landlord, this lease shall be either subject and subordinate, or paramount, to all ground or underlying lease, mortgages.  Deeds of Trust, or any other encumbrances now placed or which may be placed in the future upon the real property of which the demised premises are a part by the owners thereof, and to all renewals, modifications, replacements or extensions thereof.  And Tenant further agrees that, whenever requested to do so by Landlord, Tenant will execute, sign and deliver any documents required to effectuate such subordination or superiority.  Tenant shall, upon request from Landlord, execute and deliver to Landlord any certificate or other instrument stating the date this lease will terminate, the date to which rent has been paid, that this lease is in full force and effect without modification, and that Tenant has no rights of deduction or offset hereunder or, if this lease has been modified or if Tenant claims a deduction or offset hereunder, stating the effect of such modification and/or the claimed deduction or offset.  Tenant hereby irrevocably constitutes and appoints Landlord as Tenants’ attorney in fact to execute (and to deliver to any third party) any documents required to effect such subordination or superiority and nay such certificate or instrument for an on behalf of Tenant.  If Tenant shall have failed to do so within ten (10) days after request therefore by Landlord, and in such event Landlord shall be conclusively deemed not in default under this lease.  Any right, either expressed or implied, to quiet enjoyment of the premises which Tenant may have under this lease shall be subject to any subordination of this lease under this Article.

Notwithstanding anything to the contrary in the foregoing, Landlord agrees that it shall reasonably cooperate with and assist Tenant in Tenant’s obtaining a lender’s standard form Non-Disturbance Agreement by requesting such an agreement from the lender on behalf of Tenant.  Any and all costs and expenses incurred in obtaining a Non-Disturbance Agreement shall be Tenant’s sole responsibility, including but not limited to any fees or costs imposed by the lender and any and all attorneys’ fees incurred by Tenant or Landlord.  Any negotiations or modifications of lender’s standard form Non-Disturbance Agreement shall be Tenant’s sole responsibility.

23.  DELAY IN OCCUPANCY.  Tenant, agrees that, in the event Landlord does not deliver to Tenant timely possession of the demised premises at the commencement of the term, due to failure of a previous tenant to promptly vacate the premises, or due to delays of Landlord or its contractor in completing the remodeling of the premises, or due to any other delays, Landlord shall not be liable for any damage caused thereby; nor shall this lease be void or voidable if possession is given to Tenant within one hundred twenty (120) days after the date set for commencement of this lease, but in no event shall Tenant be liable for rent until such time as Landlord offers to deliver possession of said  premises to Tenant.  However, the term hereof shall not be extended by such delay.  If Tenant, with Landlord’s consent, takes possession of the demised premises prior to the commencement of this lease, then Tenant shall be subject to all the covenants and conditions hereof and shall pay rent for the period ending with the commencement of said term at the monthly rate prescribed for the first month of the said term.  In the event that the delay in delivering to Tenant possession of said premises at the commencement of said term is caused by Tenant, rentals shall nevertheless commence on the date set out in this lease for the commencement of the term of this lease.

24.  CONDITIONS OF COVENANTS.  Each and all of the provisions of this lease are conditions precedent to be faithfully and fully performed and observed by Tenant to entitle Tenant to obtain and continue in possession of the premises hereunder, said conditions are also covenants on the part of Tenant and time of performance of each is of essence of this agreement.

25.  ATTORNEYS’ FEES  If any action or actions be commenced for the breach of any covenants or conditions of this lease, or for any rent, or any other action arising out of this lease, or for the possession of said premises, or if arbitration of Article 20 is requested by either party hereto, or if Landlord necessarily intervenes in, or becomes a party, or is made a party to, any action or actions accruing out of this lease in order to protect is rights, then losing party will pay to prevailing party a reasonable attorney’s fee in such action or actions, which fee shall be fixed by the court in such action.  As a further inducement to Landlord to make this lease and in consideration thereof, Landlord and Tenant covenant and agree that in any action or proceeding arising out of, under or by virtue of this lease, Landlord and Tenant do hereby waiver trial by jury.

26.  BUILDING RULES.  Tenant covenants that Tenant, together with all persons entering and/or occupying the demised premises shall keep and perform each and all of the rules and regulations of the building hereinafter set forth which are hereby referred to and made a part hereof.  Landlord shall have the right to amend said rules and to make other and different reasonable rules and regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Such rules and regulations may reasonably limit, restrict and regulate the privileges of tenants in the said building, and all such rules and regulations so made by Landlord, after notice thereof to Tenant, shall be binding upon Tenant and become conditions of Tenant’s tenancy and covenants on the part of and to be performed by Tenant.  Violation of any such rules and regulations may be deemed a breach of this lease by Tenant.  Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of the rules and regulations by any other tenant or person.

27.  WAIVER.  No modification, alteration or waiver of any term, covenant or condition of this lease shall be valid unless in writing subscribed by the Landlord or by any officer of Landlord authorized in writing.  No waiver of a breach of any covenant or condition shall be valid unless in writing subscribed by the Landlord or by any officer of Landlord authorized in writing.  No waiver of a breach of any covenant or condition shall be construed to be a waiver of any succeeding breach.  Not act, delay or omission done, suffered or permitted by landlord shall be deemed to exhaust or impair any right, remedy or power of Landlord hereunder.  Landlord shall have the right to accept any rental payment tendered by Tenant for lesser amounts than the full rental due without waiver of the balance due from Tenant, and in this regard Landlord shall have the right to deposit any checks tendered by Tenant regardless of any restrictive notations or endorsements placed thereon by Tenant or set forth in any accompanying transmittal without waiver of the balance due Landlord.  Landlord’s acceptance of the keys to the premises shall not constitute a surrender or termination of this lease.  A surrender or termination of this lease can only be effected by way of written agreement between the parties.  This agreement contains the entire contract between the parties hereto, and there are no oral or other agreements between Tenant and Landlord with regard to this lease, except those expressly set out herein, and no representative or officer of Landlord has any power to change, modify or make any other terms or representations whatsoever than those herein set forth.  Tenant hereby waives the provisions of Sections 1932, 1941, 1942 and subdivision (4) of Section 1933 of the Civil Code of the State of California and any and all other statutes or laws permitting a tenant to make repairs at the expense of the landlord or to terminate a lease by reason of the condition of the premises or any part thereof.  Should any part, clause, provision or condition of this lease be held to be void, invalid or inoperative, such invalidity shall not affect any other clause, provision or condition hereof, but the remainder of this lease shall be effective as through such invalid clause, provision or condition had not been included herein.

28.  COVENANT BY TENANT.  HAZARDOUS MATERIALS.  Tenant covenants to hold Landlord free and harmless from all loss or damage resulting from Tenant’s violation of any term or provision of this lease, including but not limited to attorney fees and court costs.

Tenant further covenants to hold Landlord free and harmless from the use, misuse or neglect of said premises or appurtenances and expressly waives, in favor of Landlord, all claims arising out of any alleged defective or unsafe condition thereof, unless the same was caused by the negligence or willful misconduct of Landlord.

Tenant agrees to pay for all damages which may be caused to Landlord or the building in which the demised premises are situated or to any tenant or occupant thereof by any act or failure to act of Tenant or any of Tenant’s invitees, contractors, agents, guests, visitors or employees, and Tenant further agrees not to use or suffer to be used the demised premises in any manner which will increase the present rate of premium for insurance on said building, or cause a cancellation of any insurance policy relating to said building (Landlord acknowledges that Tenant’s existing banking operations do not violate this restriction on the use of the Premises), or keep or suffer to be kept therein any gasoline, distillate, petroleum, hazardous substances or explosive products.  Tenant agrees during the entire term to take good care of the demised premises and to keep the interior thereof in good order, repair and conditions, natural deterioration with careful use and injury by fire, the elements and acts of God excepted.

Tenant and Landlord hereby represent and warrant that no real estate broker nor any other person other than Landlord, its agents and employees, has been involved in the securing and negotiation of this lease, nor is any broker or any other person entitled to any commission, finder’s fee, nor any other payment as a result of Tenant’s execution of this lease.

Tenant shall not use, generate, manufacture, produce, store, treat or dispose of on, under or about the Leased Premises or the Building, or any part thereof, any pesticides, fungicides, solvents, herbicides, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic substances or related injurious materials, whether injurious by themselves or in combination with other materials (collectively, “Hazardous Materials”).  As used in this Paragraph 7.C, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances in section  20316 of the California Health and Safety Code; and in the regulations adopted and publications promulgated pursuant to said laws.  California Health and Safety Code Section 25359.7 (b) requires any tenant of real property who knows, or has reasonable cause to believe, that any release of a hazardous substance has come to be located in, on or beneath such real property to give written notice of such condition to the owner thereof.  Tenant shall comply with requirements of Section 25359.7 (b) and any successor statute thereto and with all other statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances.

Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys’ fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by (a) Tenant’s possession in, on, under or about the Leased Premises or discharge in or from the Leased Premises of any Hazardous Materials or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in on, under, about or from the Leased premises or the Building, or (b) Tenant’s failure to comply with any Federal, State, County, Municipal, local or other law, rule, ordinance and regulation now or hereafter in effect relating to the industrial hygiene, environmental protection, use, analysis, generation, manufacture, purchase, transportation, storage and disposal of hazardous, toxic, contaminated, polluting and radioactive matter, substances and wastes.  Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Leased Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Lease.  For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

29.  DEFAULT.  A.  It shall, at Landlord’s option, be deemed a breach of this lease if (1) Tenant defaults (a) in the making of any payment of money pursuant to this lease, or (b) in fulfilling any other term, covenant, condition, provision, or agreement of this lease if said default under this Article 29 continues to exist at the expiration of thirty (30) days after notice thereof given by Landlord to Tenant, or (2) (Intentionally deleted.  Any references to this subparagraph 2 in this Lease shall be deemed to refer to subparagraph (3) which follows); (3) Tenant shall cease to occupy or conduct business in Suite 100 and/or the Second Floor Premises during customary banking hours, or if Tenant shall remove substantially all of Tenant’s furniture of furnishings therefrom, or (4) Tenant shall fail to move into or take possession of demised premises within fifteen (15) days after Landlord offers the premises for occupancy or (5) any execution or attachment shall be issued against Tenant or any of Tenant’s property or (6) the demised premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant or (7) Tenant shall default with respect to any other lease between (a) Landlord and Tenant, or (b) any parent company or subsidiary company or affiliate or agent of Landlord or Tenant or (8) Tenant assigns or otherwise transfers substantially all of the assets used in connection with the business conducted in demised premises.

B.  In the event that Landlord elects, pursuant to paragraph A of this Article, to declare a breach of this lease, then Landlord shall have the right to give Tenant fifteen (15) days notice of intention to end the term of this lease and thereupon, at the expiration of said fifteen (15) days, the term of this lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term hereof and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as hereinafter provided.  If Tenant fails to so quit and surrender the demised premises as aforesaid, Landlord shall have the right, without notice to re-enter demised premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of demised premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of demised premises (but Landlord shall not be obligated to effect such removal).

C.  In the event of any breach of this lease by Tenant (and regardless of whether or not Tenant has abandoned the demised premises), this lease shall not terminate unless Landlord, at Landlord’s option, elects at any time when Tenant is in breach of this lease to terminate Tenant’s right to possession as provided in Paragraph B and of this Article or, at Landlord’s further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) terminating Tenant’s right to possession.  For so long as this lease so continues in effect, Landlord may enforce all of Landlord’s rights and remedies under this lease, including the right to recover all rent as it becomes due hereunder.  For the purposes of this Paragraph C, the following shall not constitute termination of Landlord’s right to possession; (1) acts of maintenance or preservation or efforts to relet demised premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this lease.

D.  In the event of termination of this lease or termination of Tenant’s right to possession (as the result of Tenant’s breach of this lease or pursuant to Article 30 (Bankruptcy), landlord shall have the right: (1) To remove any and all persons and property from demised premises pursuant to such rights and remedies as the laws of the State of California shall then provide or permit, but Landlord shall not be obligated to effect such removal.  Such property may, at Landlord’s option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of Landlord to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant, (2) To recover from Tenant damages which shall include but not be limited to: (a) The worth, at the time of award, of the unpaid rent (including but not limited to increases in rent pursuant to Article 20 even if determined at a later date) which have been earned at the time of termination; (b) The worth, at the time of award, by which the unpaid rent (including but not limited to increases in rent pursuant to Article 20 even if determined at a later date) which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (c) The worth, at the time of award, of the amount by which the unpaid rent (including but not limited to increases in rent pursuant to Article 20 even if determined at a later date) for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided for the same period; and (d) Such reasonable expenses as landlord may incur for legal actions, attorney’s fees, court costs, for reletting (including but not limited to advertising), brokerage fees, for putting demised premises in good order, condition and repair, for preparing the same for reletting (including but not limited to any remodeling, renovations or alterations of the premises), and for keeping demised premises in good order, condition and repair (before and after Landlord has prepared the same for reletting), and all reasonable costs (including but not limited to attorneys’ and receivers’ fees) incurred in connection with the appointment of and performance by any receiver and any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant’s failure to perform these obligations under the lease or which in the ordinary course of things would be likely to result therefrom.  The “worth of at the time or award” shall include interest at the maximum legal rate. (3) To enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this lease or otherwise applicable hereto by operation of law or contract.

E.  In the event of a breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this lease Landlord shall additionally have the right of injunction.  Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

F.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant’s being evicted or dispossessed or any cause, or in the event of Landlord’s obtaining possession of demised premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this lease, or otherwise.

G.  Any amount due to Landlord not paid when due shall bear interest at the maximum rate then allowable by law from the date due.  On any amounts not paid within twenty-five (25) days from the date due, Tenant shall pay Landlord a late charge of five (5%) per month for Landlord’s administrative expenses, plus the amount of legal costs and attorney’s fees incurred by Landlord prior to trial for the collection of such delinquent rent.  Landlord shall have the right to apply the first monies received from Tenant to late charges and interest.  Payment of such interest and late charges shall not excuse or cure any default by Tenant under this lease.  Interest shall not be payable on late charges.

30.  BANKRUPTCY.  If, at any time during the term of this lease, in any judicial action proceeding in any court against Tenant, a receiver or other officer or agent abe appointed to take charge of said premises or the business conducted therein and shall be in possession thereof, or if this lease or the interest or estate created thereby vest in any other person or persons by operation of law or otherwise, except by consent of Landlord, or in the event of any action taken by or against Tenant under the federal bankruptcy laws or other applicable statutes of the United States, or any state, or if Tenant shall make an assignment for the benefit of creditors, or if an attachment or execution is levied upon Tenant’s property or interest under this lease which is not satisfied or released within thirty (30) days thereafter, the occurrence of any such event shall be deemed to be a breach of this lease by Tenant, and Landlord shall have the rights herein provided in the event of any such breach, including the right, at Landlord’s option, to terminate this lease immediately and enter said premises and remove all persons and property therefrom.  Notwithstanding the foregoing, in the event Tenant is ever subjected to the jurisdiction of the Federal Deposit Insurance Corporation or any other federal or state banking authority and pursuant thereto Tenant or such authority continues to pay the rent pursuant of this Lease, then this Lease shall not terminate pursuant to the provisions of this Article so long as the rental and other provisions of this Lease are performed.

31.  ACCEPTANCE.  Tenant agrees that, upon substantial completion of said premises and/or upon Landlord’s offer to deliver the same for occupancy by Tenant, Tenant will accept said premises and take possession thereof.  The entry of the Tenant into the possession of the demised premises shall be conclusive acknowledgement on Tenant’s part of Tenant’s acceptance of the premises and that they are in good and tenantable condition, except as to latent defects not apparent by reasonable visual inspection and reasonable punchlist items.  At the expiration or sooner termination of this Lease, Tenant shall deliver the demised premises to Landlord, clean and in a state of repair in which said premise existed at the commencement of the term hereof with tenant improvements accepted by Landlord under the provisions of Article 7, reasonable wear and tear excepted.  There are no representations or warranties of Landlord as to the condition or state of repair of the premises except as expressly stated in this lease.  Tenant’s failure to accept the premises upon Landlord’s offer of delivery shall in no way postpone the commencement of this lease or Tenant’s obligation to pay rental hereunder.

32.  COMPLIANCE.  Tenant shall, at Tenant’s expense, comply with all laws, rules, orders, ordinances, regulations and requirements or municipal, state and federal governments, boards and authorities relative to the Tenant’s occupancy of the demised premises or to the business to be conducted therein.  Landlord shall, at Landlord’s expense, comply with all laws, rules, orders, ordinances, regulations and requirements or municipal, state and federal governments, boards and authorities (herein collectively referred to as the “requirements and authorities”) relative to the leasing and general operations of the Building, exclusive of the requirements and authorities relative to each and all of the tenant’s occupancies of premises within the Building or to the business’s conducted by such tenants.  Tenant will keep the said premises in a clean and orderly condition and in accordance with all laws and ordinances and the direction of all public officers, and, as far as reasonably possible, shall keep all immoral and disreputable persons out of said premises to the end that the reputation of the demised premises and the said building as a first class office building may be preserved.  No trade, occupation, game or business shall be conducted upon said premises which shall be unlawful or of unethical character.  The demised premises shall not be used for cooking (except only for incidental microwave cooking of employees lunch and snacks in a non-public area of the Premises), lodging, sleeping or for immoral purposes and no objectionable noise, vibration or odor shall be permitted to escape from said premises.  Tenant shall not install not maintain vending machines on the demised premises without Landlord’s prior written permission, nor engage in any activity which landlord’s Certificate of Occupancy relating thereto.

33.  CALIFORNIA LAW.  The provisions of this lease shall be construed and interpreted in accordance with the laws of the State of California.  The language in all parts of this lease shall be construed in all cases according to its fair meaning and not strictly for or against either Landlord or Tenant.  This lease shall be deemed to jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of the parties hereto.

34.  TRANSFER OF LANDLORD’S INTEREST.  The term “Landlord” as used in this lease, insofar as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner, or owners, at the time in question, of the fee or the ground lease on the demised premises and in the event of any transfer of the title to such Proprietary interest, the Landlord named herein (and in case of any subsequent transfers or conveyances, the then Grantor), their employees and agents shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this lease thereafter to be performed; provided, that any funds in the hands of such Landlord or the then Grantor at the time of such transfer in which Tenant has an interest shall be turned over to the Grantee, and any amount then due and payable to Tenant by Landlord or the then Grantor under any provision of this lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this lease on the part of Landlord shall, subject as aforesaid, be binding upon Landlord, its successors and assigns only during and in respect to their successive periods of ownership.  Any liability that arises form Landlord’s negligence during its period of ownership and that remains unsatisfied at the expiration of said period of ownership, shall survive the expiration of the period of ownership.

35.  FORCE MAJEURE.  Any act of the Landlord or Tenant required by this lease to be done within a specified time (except for the payment of rent and other sums deemed rent) shall be subject to excusable delays.  The term “excusable delays” shall be deemed to mean any delays caused by or due to fire, the elements of nature, casualties, strikes, lockouts or other labor troubles, governmental regulations, shortages of material, or supplies, or any cause, whether similar or dissimilar to the foregoing beyond the control of the performing party which affects the performance of that party.  Neither party shall be liable to the other, in damages or otherwise for any such excusable delays.  Landlord shall not be deemed in default hereunder, for any failure, suspension, stoppage or interruption of any public utility services, air conditioning or elevator service, caused by repairs, replacements, riots, strikes, labor disputes, fire explosion, earthquake, floods, rain storms, war, insurrection failure of any public utility to furnish service for any reason whatsoever (including, but not limited to any rationing or reduction in service due to any Energy or Natural Resource Conservation Act or Agency, or any Environmental Protection Act or Agency.

or any other similar or dissimilar act, statute, ordinance, regulation or directive of any federal, state, county, municipality, or any other governmental or quasi-governmental agency, or of any public utility or any other public or private agency or entity vested with the power to curtail service as a means of conserving or controlling the consumption of water, gas, electricity or any other utility, or any other energy or energy product, or natural resource, or any product or service), act of God, accidents or any other similar or dissimilar causes beyond the reasonable control of Landlord; not shall such failure or reduction constitute an eviction.  There shall be no abatements of rent by reason of any such failure or reduction.

36.  TAXES, ASSESSMENTS AND OTHER CHARGES.  In addition to rental, operating cost increases and any charges for utilities or services payable under this lease.  Landlord may at any time during the term of this agreement increase the service or utilities charges payable as additional rent to reflect any and all expenses costs (including but not limited to costs to secure any alternate source of utilities, energy, products or service), improvements, taxes, assessments, charges, subcharges or penalties which Landlord is subject to or required to make after the execution date of this lease pursuant to any Energy or Natural Resource Conservation Act or Agency, or any Environmental Protection Act or Agency, or any other similar or dissimilar act, statute, ordinance, regulation or directive of any federal, state, county, municipality, or any other governmental or quasi-governmental agency, or any public utility of any other public or private agency or entity vested with the power to impose taxes, assessments, charges, surcharges or penalties as a means of conserving or controlling the consumption of water, gas, electricity or any other utility, or any other energy or energy product, or natural resource, or any product or service, whether or not such taxes, assessments, charges, surcharges or penalties are based upon or applied (either directly or indirectly) to any utility, product or service charge.  Such increase to Tenant shall be based upon a proportion of the sum due as determined by Landlord, to be reasonably applicable to Tenant and shall be due and payable within ten (10) days after billing by Landlord.  In any event, Tenant shall pay all such taxes, assessments, expenses, charges, or surcharges that are imposed directly against Tenant.

Tenant shall pay Tenant’s Percentage Share (as specified in Article 20) of any special assessment levied upon the building, improvements or real property upon which the demised premises are located by the Los Angeles Rapid Transit District (or any other governmental entity having the authority to impose such assessment) (the “Metrorail Assessment”).  Tenant shall pay Tenant’s Percentage Share of the Metrorail Assessment in equal monthly installments as the same are billed by Landlord to Tenant.  Landlord may require that the final installment be due and payable on the first day of the month in which the Metrorail Assessment is due.  Tenant’s obligation requires Tenant to pay Tenant’s Percentage Share of the entire Metrorail Assessment for each calendar year of the Term and is not limited to Tenant’s Percentage Share of any annual increases made, from time to time, to the Metrorail Assessment.  If the bill for the Metrorail Assessment specifies that it applies to a given period of time.  Tenant’s obligations shall be amortized to the extent the Term of this Lease does not include all such period.

Tenant shall pay Tenant’s Percentage Share (as specified in Article 20) of any special assessment, tax, levy, surcharge or fee levied upon the building, improvements or Real Property by the City or County of Los Angeles in connection with the development, improvement or beautification of Pershing Square or the area immediately adjacent thereto (the “Pershing Square Assessment”).  Tenant’s obligation requires Tenant to pay Tenant’s Percentage Share of the entire Pershing Square Assessment for each calendar year of the Term and is not limited to Tenant’s Percentage Share of any annual increases made, from time to time, to the Pershing Square Assessment.  If the bill for the Pershing Square Assessment specifies that it applies to a given period of time, Tenant’s obligations shall be amortized to the extent the Term of this Lease does not include all such period.

37.

38.  CONDITION OF THE PREMISES.  Tenant agrees that the demised premises are being leased in an “as is” condition and Landlord is not obligated to perform any work of any kind to prepare the premises for Tenant’s occupancy, except that upon the written request of Tenant at any one time for each floor during the Lease Term, Landlord at its cost and expense shall repaint all painted surfaces and recarpet all carpeted surfaces in the premises located on the 1st, 2nd, 9th and 20th Floors with Landlord’s Building Standard carpet and paint in the same or similar colors.  All additional work and any over standard materials shall be furnished and/or paid for as an extra by Tenant and shall be performed by Landlord or in accordance with the provisions of Article 7 of this lease.  To the extent possible, Landlord shall endeavor to perform the aforesaid work outside Tenant’s business hours, in the evenings and on weekends.

The area of the leased premises is based upon the rentable area, which includes Tenant’s proportionate share of the public elevator lobby, toilet rooms, corridors and other public areas on the floor on which the demised premises are located.  A lease of a full floor includes the entire public area on the floor.

39.  FIRE PROOFING AND INSULATING MATERIALS, ABATEMENT.  Tenant acknowledges that certain fire-proofing and insulating materials used in the construction of the Building contain asbestos and other hazardous substances (collectively “asbestos”).  If any governmental entity promulgates or revises a statute, ordinance, code, rule or regulation, or imposes mandatory or voluntary controls or guidelines with respect to such asbestos-containing materials or if Landlord otherwise so elects, Landlord may, in its sole and reasonable discretion, comply with such mandatory or voluntary controls or guidelines, or elect to make such alterations or remove such asbestos-containing materials.  Such compliance or the making of alterations, and the removal of all or a portion of such asbestos containing materials, whether in the Premises or elsewhere in the Building, shall not, in any event constitute a breach by Landlord of any provision of this Lease, relieve Tenant of the obligation to pay any Rent due under this Lease, constitute or be construed as a constructive or other eviction of Tenant, or constitute or be construed as a breach of Tenant’s quiet enjoyment.  In accordance with Proposition 65 (Assembly Bill No. 3713) and the regulations promulgated thereunder (California Health and Safety Code Sections 25249.6 et. seq.) which require that persons subject to “environmental exposure” to certain designated chemicals, such as asbestos, receive warning, you are advised that:

WARNING: THE BUILDING CONTAINS ASBESTOS
A CHEMICAL KNOWN TO THE STATE OF
CALIFORNIA TO CAUSE CANCER

Tenant also acknowledges that Landlord has promulgated building regulations and procedures governing the manner in which Tenant may undertake alterations, additions, modifications and improvements to the Premises in those areas where asbestos-containing materials may be located, and such regulations and procedures may be modified, amended or supplemented from time to time.  Prior to undertaking any physical work in or around the Premises, Tenant shall notify Landlord in writing of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Landlord shall request.  After receipt of Tenant’s notice, Landlord shall, to the extent appropriate, supply Tenant with the Building regulations and procedures for working in areas where there is a risk of coming into contact with asbestos-containing materials.  Tenant shall, at Tenant’s sole cost and expense, strictly comply with all such Building regulations and procedures established by Landlord and with all applicable governmental statutes, ordinances, codes, rules, regulations, restrictions and guidelines (herein “governmental controls”).  Landlord shall have the right (but not the duty or obligation at all times to monitor the work for compliance with the Building regulations and procedures and governmental controls.  If Landlord determines that any of the Building regulations or procedures or governmental controls are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied that the applicable regulations, procedures and governmental controls will be observed.  Landlord’s monitoring of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any applicable governmental control or of the building regulations and procedures or a waiver by Landlord of its right to require strict by Tenant with such Building regulations and procedures and governmental controls, nor shall such monitoring relieve Tenant from any of its responsibilities and liabilities relating to such work.

40.  ABATEMENT OF FIREPROOFING AND INSULATING MATERIALS.  Landlord and Tenant shall cooperate with and accomodate one another in the performance of the following abatement work by Landlord during the term of this Lease:

A.  2nd Floor Abatement.  At any time during the Term of this Lease, Landlord shall have the right (but not the obligation) upon sixty (60) days prior written notice to Tenant to abate any asbestos containing materials located in the 2nd Floor Premises.  The abatement work shall be performed at night and on weekends under the supervision of a certified industrial hygienist, either (at the option of Landlord) (a) in segments in individual sections of the Premises as they are vacated, or (b) in the entire Premises.  If required by Landlord, Tenant shall temporarily relocate its employees to unoccupied portions of the 3rd Floor Premises and/or other available areas of Tenant’s Premises and/or other unoccupied areas in the Building for which Landlord will not charge any additional rent.  Landlord shall pay the reasonable costs of relocating Tenant’s furniture to the temporary space and back to the 2nd Floor Premises.  Whether performed in segments or in the entire Premises the work shall be performed in a manner which will interfere with Tenant’s banking operations to the least extent reasonably possible, in order to permit Tenant’s banking staff to generally perform their duties normal business hours during the period of the abatement of the 2nd Floor Premises.  In either case, the areas of abatement will be sealed by plastic barriers or other means as required, and the plastic barriers, scaffolding and other accouirements necessary for protection or inconvenient to remove during the course of the work shall remain continously in place throughout the course of the work.  Tenant shall continue to pay rent on the entire 2nd Floor Premises throughout the period of the abatement work.

B.  Suite 100 Abatement.  At any time during the Term of this Lease.  Landlord shall have the right (but not the obligation) upon sixty (60) days prior written notice to Tenant to abate any asbestos containing materials located Suite 100 on the 1st Floor.  The abatement work shall be performed at night and on weekends under the supervision of a certified industrial hygienist in a manner which will interfere with Tenant’s banking operations to the least extent reasonably possible, in order to permit Tenant’s branch bank to generally remain open during normal business hours during the period of the abatement.  The areas of a abatement will be sealed by plastic barriers or other means as required.  Plastic barriers, scaffolding and other accouirements necessary for protection or inconvenient to remove during the course of the work shall remain continously in place throughout the course of the work.  Tenant shall continue to pay rent on the entire 1st Floor Premises throughout the period of the abatement work.

41.  BUILDING IDENTITY SIGN.  During the Term of this Lease and any extensions thereof, Tenant shall have the exclusive right to maintain the existing signs on the top of the Building exterior identifying the name of the Building as “City National Bank Building”.  Tenant shall be responsible for all expenses relating to the operation and maintenance of the signs, including but not limited to utilities, cleaning repairs, permits, insurance, taxes and for any damage to the Building occasioned by the signs.  Upon the expiration or termination of this Lease or of these sign rights, Landlord shall have the right and option, exercisable by written notice to tenant, to (a) require Tenant at its sole cost to remove the signs and repair any damage to the Building occasioned by such installation or removal and restore the Premises to original condition, or (b) leave the signs in place and surrender them to the Landlord as Landlord’s property under the terms of this Lease, provided that Landlord shall thereupon modify said signs to no longer read “City National Bank”.

42.  OPTION TO TERMINATE.  Landlord hereby grants to Tenant a one-time option to terminate this Lease on the 30th day of June 2004, but only upon the following terms and conditions.

A.  That Tenant is not in material default under any of the terms, covenants and conditions of this Lease on the part of Tenant to be performed both at the time of the exercise of the option and on the termination date.

B.  That Tenant give Landlord twelve (12) months’ prior written notice of Tenant’s election to exercise the option, such notice to be actually received by Landlord at least twelve (12) months prior to date the opinion is to take effect.

C.  That Tenant pay to Landlord with the aforesaid notice the sum of Three Hundred Eighty-Nine Thousand and No/100 Dollars ($389,000.00) as

consideration for this Lease termination.

D.  That Tenant and all persons claiming under or through Tenant vacate the demised premises not later than the termination date and return the premises to Landlord in good condition, normal wear and tear excepted.

E.  That all leasehold improvements which are Landlord’s property under this Lease remain in the premises as part of the realty as provided in Article 7 and other provisions of this Lease.  Tenant shall remove any alteration or improvements required to be removed by Tenant under the terms of this Lease and restore the premises as required not later than the termination date.

F.  That this option shall be self-operating and that, once exercised by Tenant no further documentation by the parties hereto shall be necessary in order to terminate this Lease.

G.  That time is expressly made of the essence of this option.

43.  OPTION TO EXTEND TERM.  Landlord hereby grants to Tenant the right to extend the term of this Lease for an additional five (5) year period commencing upon the expiration of the initial ten (10) year term on December 31, 2006, but nevertheless, only upon the following terms and conditions:

A.  That Tenant is not in material default under any of the terms, covenants and conditions of this Lease on the part of Tenant to be performed both at the time of the exercise of such option and at the commencement of the extended term.

B.  That Tenant give Landlord twelve (12) months’ prior written notice of Tenant’s election to exercise such option, such notice to be actually received by Landlord at least twelve (12) months prior to date the option is to take effect.

C.  That Tenant shall pay as rent during the extended term the fair market rental value which is deemed to be the rental rate then being offered to prospective tenants for new leases of the date of the commencement of the extended term for comparable premises in the City National Bank Building, or if no comparable premises in the Building are on the market at that time, the rate for comparable premises in comparable office Buildings in the downtown Los Angeles area, provided that in no event shall the rent for the extended term be less than the herein rental rate paid by Tenant for the premises for the last month of the initial ten (10) year term of this Lease.  The determination of such fair market rental value shall take into consideration all the elements which are generally and usually considered in the real estate industry to establish a fair market rental value for comparable premises, including but not limited to the size and location of the premises, the quality and extent of the improvements existing in the premises, operating cost and tax increases, cost of living and other rental adjustments, the location of the premises in the Building, the floor height of the premises and other economic factors generally allowed a tenant in such market for comparable premises, such as a free rent allowance, provided that the determination of fair market rental value shall not include any imputation of monetary value to fair market rental factors not a constituent part of the extension option, such as, for example, a reduction of rental for a brokerage commission where Landlord has no obligation to pay such commission, or a reduction for a relocation allowance, or a tenant improvement allowance based on unimproved or raw space.  In any event the fair market rental value of the premises shall be determined by employing sound business judgment and generally accepted appraisal practices, and shall be established in accordance with Landlord’s then standard leasing practices for premises based upon the rentable area.  Escalations under Article 20 for the taxes and operating expenses, and the Metrorail and Pershing Square Benefit Assessments, and any charges under other provisions of this Lease, shall be passed through to Tenant in addition to the base monthly rental.

In no event shall the rent for the extended term be less than the herein rental rate paid by Tenant for the premises for the last month of the initial ten (10) year term of this Lease.

D.  If the parties agree on the rent for the extended term, they shall immediately execute an amendment to this Lease stating the rent for the extended term.  If the parties are unable to agree on the rent for the extended term then within ninety (90) days prior to the commencement of the extended term, each party, as its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the rent for the extended term based upon the foregoing formula.  If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the rent for the extended term.  If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the rent for the extended term.  If they are unable to agree within 30 days after the second appraiser has been appointed, they shall elect a third appraiser meeting the qualifications stated in this Paragraph within ten (10) days after the last day of the thirty (30) day period given the two appraisers to set the rent.  Each of the parties shall bear one-half (1/2) of the cost of appointing a third appraiser and of paying the third appraiser’s fee.  The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.  Within thirty (30) days after selecting of third appraiser, a majority of the appraisers shall set the rent for the extended term.  If the majority of the appraisers are unable to set the rent within the stipulated period of time, the two (2) appraisals that are closest in amount shall be added together and their total divided by two (2); the resulting quotient shall be the fair market rental value for the premises.

E.  That Tenant shall execute an Addendum confirming the extension of the Term of this Lease and the rental, provided that this option shall be self-operating and that once exercised by Tenant no further documentation by the parties hereto shall be necessary in order to extend the Term of this Lease.

F.  That time is expressly made of the essence of this option.

This lease consists of forty-three (43) Articles consecutively numbered.

Rules and regulations of the building referred to herein which constitute a part of this lease.

1.  The sidewalks, entrances, lobby, garage, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times.  The entrance and exit doors of all suites are to be kept closed at all times, except as required for orderly passage to and from a suite.  Loitering or congregating in any part of the building or obstruction of any means of ingress or egress shall not be permitted.  Doors and windows shall not be covered or obstructed except that Landlord shall have the right to require Tenant to keep the drapes closed at all times.

2.  Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them.  Walls, floors and ceilings shall not be defaced in any way, and no one shall be permitted to mark, drive nail, screw or drill into, paint, or in any way mar any building surface, except that pictures, certificates, licenses and similar items normally used in Tenant’s business may be carefully attached to the walls of the demised premises by Tenant in a manner to be prescribed by Landlord.  Upon removal, of such items by Tenant, any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

3.  No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window or door or any other part of the outside or inside of the building or the demised premises.  No window displays or other public displays shall be permitted, without the prior written consent of Landlord.  Tenant shall not solicit other tenants in the building.  Drapes may be installed by tenants provided they are of such color, material, construction and installation as may be prescribed by landlord.  All tenant identification on public corridor doors will be installed by Landlord for Tenant, but the cost shall be paid by Tenant.  No lettering or signs other than the name of the Tenant will be permitted on public corridor doors, with the size and type of letters to be prescribed by Landlord.  The bulletin board or directory of the building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude all other names therefrom and to assess its Buildings Standard charge for each and every name other than the name of Tenant which Tenant may desire to be placed upon such bulletin board and to which Landlord may consent.  All requests for listing of Tenants on the Directory of Building Tenants must be submitted to the office of the building in writing.  Landlord reserves the right to approve all listing requests.

4.  Electric wiring of every kind and telephone outlets shall be installed in a manner as will be prescribed by Landlord.  The location of convenience outlets, electric light outlets, power outlets and telephone outlets shall be approved by Landlord, but the cost of installation thereof shall be borne by Tenant.

5.  The weight, size and position of all safes and other unusually heavy objects used or placed in the building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord.  The repair of any damage done to the building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid by Tenant.

6.  All freight, furniture, fixtures and other personal property shall only be moved into, within and out of the building at times designated by and under the super vision of Landlord and in accordance with such regulations as may be posted in the office of the building.  In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

7.  No improper noises, vibrations or odors will be permitted to bring or keep within the building, nor shall any person be permitted to interfere in any way with tenants or those having business with them.  No person will be permitted to bring or keep within the building any animal, bird or bicycle.  No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the building, except in the refuse containers provided therefor.  No person shall be employed by Tenant to do janitor work in any part of said building without the written consent of Landlord.  Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of said building.

8.  The storage of goods, wares or merchandise on the premises will not be permitted except in areas specifically designated by Landlord for storage.  No auction, public or private, will be permitted in the premises.  Articles of unusual size or weight and articles which exceed the design floor weight of the building are not permitted in the building, unless permitted by Landlord in writing.

9.  The requirements of Tenant will be attended only upon application at the office of the building.  Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the office of the building, and no such employee shall admit any person (Tenant or otherwise) to any office without specific instructions from the office of the building.

10.  All keys shall be obtained from Landlord, and all keys shall be returned to Landlord upon termination of this lease.  Tenant shall not change the locks or install other locks on the doors.

11.  Any Tenant using the premises after regular business hours or on non-business days shall lock any entrance doors to the building used by Tenant immediately after entering or leaving the building.  Tenant, his employees, agents or associates, or other persons entering or leaving the building when it is so locked may be required to sign the building register when so doing, and any watchman in charge may refuse to admit Tenant or any of Tenant’s employees, agents or associates, or any other person to the building while it is so locked without a pass previously arranged or other satisfactory identification showing such person’s right to access to the building at such time.  However, Landlord assumes no responsibility whatsoever in connection therewith and shall not be liable for any damage resulting from any error in regard to any such pass or identification or from the admission of or refusal to admit, any person to said building.

12.  Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to his occupancy of the space herein leased.  THIS LEASE AGREEMENT WILL NOT BECOME EFFECTIVE OR A BINDING AGREEMENT BETWEEN THE PARTIES UNTIL IT HAS BEEN COUNTERSIGNED BY CITINATIONAL-BUCKEYE BUILDING CO. AND A COPY EXECUTED BY ALL THE PARTIES HERETO HAS BEEN RETURNED TO THE TENANT.

LANDLORD:		TENANT:
CITINATIONAL-BUCKEYE BUILDING CO.,		CITY NATIONAL BANK,
a California limited partnership		a national banking association

By: OLIVE-SIXTH BUCKEYE CO., General Partner
		By:	/s/ Frank P. Pekny
		Title:	VC & CFO
By:	/s/ Bram Goldsmith
Bram Goldsmith General Partner

		By:	/s/ Richard Sheehan
		Title:	SVP General Counsel

EXHIBIT A

[GRAPHIC]

		FLOOR 1	[GRAPHIC]
City National Bank

FINAL		606 Olive Street Los Angeles, CA.

Suite #: 100 ID#: 1—02	Tenant: City National Bank	STEVENSON SYSTEMS INC	[LOGO]
CNB
Date: 7/8/91		© 1990 ALL RIGHTS RESERVED

[GRAPHIC]

		FLOOR 2	[GRAPHIC]
City National Bank

FINAL		606 Olive Street Los Angeles, CA.

Suite #: 200 ID#: 2—00	Tenant: City National Bank	STEVENSON SYSTEMS INC	[LOGO]
CNB
Date: 10/3/91		© 1990 ALL RIGHTS RESERVED

[GRAPHIC]

		FLOOR 3	[GRAPHIC]
City National Bank

FINAL		606 Olive Street Los Angeles, CA.

Suite #: 300 ID#: 3—08	Tenant: City National Bank	STEVENSON SYSTEMS INC	[LOGO]
CNB
Date: 10/3/91		© 1990 ALL RIGHTS RESERVED

[GRAPHIC]

	FLOOR 6	[GRAPHIC]
City National Bank

606 Olive Street Los Angeles, CA.

	STEVENSON SYSTEMS INC	[LOGO]
FLOOR PLATE
CNB
© 1990 ALL RIGHTS RESERVED

[GRAPHIC]

		FLOOR 9	[GRAPHIC]
City National Bank

FINAL		606 Olive Street Los Angeles, CA.

Suite #: 900 ID#: 9—13	Tenant: City National Bank	STEVENSON SYSTEMS INC	[LOGO]
CNB
Date: 8/13/92		© 1990 ALL RIGHTS RESERVED

[GRAPHIC]

	FLOOR 20	[GRAPHIC]
City National Bank

606 Olive Street Los Angeles, CA.

	STEVENSON SYSTEMS INC	[LOGO]
FLOOR PLATE
CNB
© 1990 ALL RIGHTS RESERVED

Supplementary Parking Agreement

This Parking Agreement is made as of September 30, 1996, between CITINATIONAL BUCKEYE BUILDING CO., hereinafter designated the Landlord, and CITY NATIONAL BANK, a national banking association, hereinafter designated the Tenant, as a supplement to Article 6 of Tenant’s Lease of Premises in the City National Bank Building, of the same date, to which this Supplementary Parking Agreement is attached.

1. DESIGNATED AUTOMOBILES.  Only specifically designated automobiles shall be entitled to the use of the parking rights herein granted.  Such automobiles shall be designated by the Tenant to the Landlord and shall be clearly identified with parking identification stickers furnished by the Landlord or by other suitable means specified by the Landlord.  It is expressly understood that only such specifically designated and identified automobiles shall be entitled to park pursuant to this agreement and that the said identification stickers shall not be transferable from the designated automobile(s) to any other automobile.  Any automobile parked in the parking area without such identification sticker may be towed away at the expense of the owner, as provided by the applicable city or county ordinance.

2. OPERATIONS.  The rights herein granted are personal to the Tenant only and are not assignable or transferable in any manner whatsoever without Landlord’S written consent first had and obtained.  It is expressly understood that Tenant shall not have the right to allow any other person to exercise the rights herein granted, even though the Tenant is not himself exercising such right on a particular day or during any particular period of time.

Landlord expressly reserves the option as to whether or not an attendant will be furnished for the automobile parking area or areas.  If no attendant is furnished, the Landlord will provide suitable designation of the parking area to be utilized by Tenant.

3. NON-LIABILITY. Except for Landlord’S negligence as herein set forth, Landlord shall not be liable, and Tenant hereby waives any and all claims for personal injury and property damage of any kind, including but not limited to theft, fire damage, collision damage, vandalism and damage of any kind to any automobile of Tenant or its agents or employees while entering, leaving or parked under this agreement at any time either during normal building business hours or otherwise.  Further, under no circumstances shall Landlord be liable, and Tenant hereby waives any and all claims for theft, vandalism or damage of any kind to any equipment installed in any automobile including but not limited to stereos, radios, tape decks, compact disc players, CB radios and television sets, nor for any packages, clothing, briefcases (and the contents thereof or any other articles left in any automobile, whether in the passenger compartment, the trunk, the glove compartment or elsewhere.  Landlord shall only have limited and specific responsibility for any injuries or damages caused by the negligence of Landlord, its agents and employees while acting within the scope of their employment under this agreement.

Landlord shall not be liable to Tenant in damages or otherwise, nor shall the Landlord be deemed in default hereunder because of the Tenant’S inability to park the automobile(s) as hereinabove contemplated, due to force majeure, strikes, lockouts or other labor troubles, riots, war, insurrection, failure of any public utility to furnish service, accidents, insufficient vacant parking area, or any other similar or dissimilar causes beyond the control of the Landlord.  There shall be no reduction or abatement of the consideration payable hereunder by reason of any such failure or occurrence.  There shall be no abatement of consideration for vacations or holidays.

4.  RULES AND REGULATIONS.  Landlord shall have the right to promulgate, and from time to time amend, such non-discriminatory and reasonable rules and regulations as, in the sole judgment of the Landlord, are necessary for the efficient operation of the parking areas, limiting, restricting and regulating the parking privileges herein granted, and all such rules and regulations so made by the Landlord, after notice thereof to the Tenant, shall be binding upon the Tenant and become conditions precedent to the Tenant’s right to exercise the parking rights herein granted.  Violation of any such rules and regulations shall be deemed a material breach by Tenant of this agreement.

5.  RIGHT APPURTENANT.  Tenant and Landlord previously hereto, or concurrently herewith, have also entered into an Office Building Lease, whereby Landlord demised to Tenant certain office space in the building served by the aforesaid parking area or areas and the execution of this License constitutes the exercise of a right appurtenant to said Office Building Lease.  It is expressly a condition precedent to Tenant’S right to exercise the parking rights herein granted that Tenant be not in default under the aforesaid Office Building Lease and any default by Tenant’S under said Office Building Lease shall constitute a default under this Agreement precluding Tenant’S rights to park hereunder until such default be cured.  Any extension (or termination) of said Lease shall ipso facto extend (or terminate) this Agreement.

6.  Landlord’S PARKING OPERATOR.  Landlord may assign its interest under agreement to the parking operator with whom Landlord has contracted for the operation and management of the aforesaid parking area or areas.  Upon such assignment, the parking operator shall have all the rights and duties or Landlord hereunder, including, but not limited to, the right to enforce the terms, covenants and conditions of this agreement and to receive payment of the consideration provided herein.

7.  ATTORNEY’S FEES. In the event it becomes necessary for either party to file any action or actions for the enforcement of any of the terms, covenants or conditions of this agreement, or if either party necessarily intervenes in, or becomes a party, or is made a party  to any action or actions accruing out of this agreement in order to protect its rights, then losing party will pay to prevailing party a reasonable attorney’s fee in such action or actions, which fee shall be fixed by the court in such action.

Executed at Los Angeles, California on the date first above written.

Landlord:		Tenant:

CITINATIONAL-BUCKEYE BUILDING CO.,		CITY NATIONAL BANK
a California limited partnership		a national banking association
By: OLIVE-SIXTH BUCKEYE CO.,
General Partner

By:	/s/ Bram Goldsmith	By:	/s/ Frank Pekny
Bram Goldsmith, General Partner
		Title:	VC & CFO

2

FIRST LEASE ADDENDUM

This First Lease Addendum (“Addendum”) dated as of May 1, 1998 is entered into by and between CITINATIONAL-BUCKEYE BUILDING CO., a California limited partnership, 606 South Olive Street, Suite 1800, Los Angeles, California 90014, hereinafter designated the LANDLORD, and CITY NATIONAL BANK., a national banking association, 400 North Roxbury Drive, Beverly Hills, California 90210, hereinafter designated the TENANT.

RECITALS

LANDLORD and TENANT have entered into that certain Office Building Lease, dated as of the 30th day of September, 1996 (the “Original Lease”) pursuant to which LANDLORD has leased to TENANT and TENANT has leased from LANDLORD the premises consisting of Suite 100 located on the Ground Floor and the entire 2nd, 3rd, 6th, 9th and 20th Floors in the CITINATIONAL BANK BUILDING, 606 South Olive Street, Los Angeles, California 90014 (the “Building”), as more particularly described in the Lease (the (“Demised Premises”).

In addition to the original Demised Premises, TENANT desires to lease from LANDLORD and LANDLORD desires to lease to TENANT the additional premises of 11,536 rentable square feet, consisting of a 5,760 square foot portion of the fourth floor, known as Suite 400, and a 5,776 square foot portion of the twenty-first floor, known as Suite 2110, as shown on the attached plan, marked Exhibit “A” (the “Additional Space”) on the terms and conditions set forth herein.  The original Demised Premises and the Additional Space are collectively referred to herein as the “Premises”.  The Original Lease together with this First Lease Addendum are collectively known as the “Lease”.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree subject to Paragraph 6 below, to amend the lease as follows:

1. DEMISED PREMISES.  Article 1 is amended to add additional premises of 11,536 rentable square feet, as shown on the attached plan, marked Exhibit “A” (the “Additional Space”) as “Additional Premises”, that 5,776 square foot portion of the twenty-first floor, known as Suite 2110, commencing upon May 1, 1998 with rent commencing on June 1, 1998, and that 5,760 square foot portion of the fourth floor, known as Suite 400, commencing upon August 1, 1998 for the balance of the lease term through the 31st day of December, 2006 (subject to TENANT’S option to extend the term for an additional five (5) years thereafter pursuant to the terms and conditions set forth in Article 43 of the Original Lease and subject to increases as otherwise

1

provided in the lease.

2. RENT.  Article 2 is amended to increase the total monthly base rent for the leased premises, based on base monthly rent for the Additional Premises of $7,220.00 (21st floor space) commencing June 1, 1998 and $5,760.00 (4th floor space) commencing August 1, 1998 and as follows:

From June 1, 1998 through July 31, 1998	$87,676.00	per month

From August 1, 1998 through December 31, 2001	$93,452.00	per month

From January 1, 2002 through December 31, 2006	$102,822.00	per month

3. INCREASE OF TAXES AND OPERATING COSTS.  (a) Effective June 1, 1998, Article 20 is amended to increase the percentage to be paid by TENANT to LANDLORD as additional rent,, from 24.82% to 27.14% of the amount of such increase in Taxes over the base year and from 24.82% to 27.14% of the amount of such increase in Operating Costs over the base year, assessed under Article 20 of the lease.

(b) Effective August 1, 1998, Article 20 is amended to increase the percentage to be paid by TENANT to LANDLORD as additional rent, from 27.14% to 29.46% of the amount of such increase in Taxes over the base year and from 27.14% to 29.46% of the amount of such increase in Operating Costs over the base year, assessed under Article 20 of the lease.

4. OPTION TO TERMINATE.  Subsection C of Article 42 is amended to increase from $389,000.00 to $486,000.00, the amount to be paid by TENANT to LANDLORD, in the event of exercise of TENANT’S one-time option to terminate the lease, subject to all other terms and conditions of Article 42 of the lease, and that TENANT shall reimburse LANDLORD for the unamortized cost of the improvements to be paid for by LANDLORD.

5. TENANT IMPROVEMENTS.  (a) LANDLORD grants to TENANT (and agrees to provide to TENANT) a leasehold improvement allowance for the additional premises on the 21st floor (Suite 2110) in an amount not to exceed Fifty-seven thousand, seven hundred-sixty dollars ($57,760.00), for remodeling and construction of permanent improvements in and to the premises.  All work shall be performed in accordance with Article 7 of the “Original Lease”.

(b) LANDLORD agrees to provide to TENANT, the leasehold improvements for construction of the additional premises on the 4th floor (Suite 400) in accordance with the plans prepared for CNB by Murrie G. Alcorn & Assoc. drawing “CN-1”, Job No. 96075 plans, dated December 9, 1997, using building standard materials. CBBC will provide stub-up conduits for data and telephone cabling, CNB will install wiring, faceplates, and terminations.  CNB will furnish and install at its expense, its furniture systems shown on the plans.  In the event TENANT desires to make changes to such plans, TENANT shall pay for the cost of construction

2

of any and all changes to said plans, subject to the provisions of Article 7 of the Original Lease.

(c)  TENANT agrees that LANDLORD’S agreement to provide the Premises Leasehold Allowance as provided in subsections (a) and (b) of this Section is conditioned upon occurrence of no default on the part of TENANT under this Lease during the Term of this Lease.  If a default shall occur during the Term of this Lease then the aggregate amount of the Premises Leasehold Allowance provided to TENANT prior to such default shall become immediately due and owing as additional rent under this Lease.

6.  CONDITION OF THE PREMISES.  TENANT agrees that the “Additional Premises” are being leased in an “as-is” condition, except as provided in paragraph 5, herein.  TENANT agrees that TENANT’S obligation to pay the monthly base rent set forth in paragraph 2 herein shall commence on the dates provided therein, regardless of any delay in occupancy or in the event substantial completion of tenant improvements are not achieved by such dates.

7.  Except as amended hereinabove, all terms, covenants, conditions, of this lease are hereby confirmed and shall remain the same and unchanged, and shall apply to the Additional Leased Premises as well as the original demised premises.

Executed at Beverly Hills, California as May 1, 1998.

LANDLORD		TENANT

CITINATIONAL-BUCKEYE BUILDING CO.,		CITY NATIONAL BANK
a California Limited Partnership		a National Banking Association
By: OLIVE-SIXTH BUCKEYE CO.,
General Partner

By:	/s/ Bram Goldsmith	By:	/s/ Harry Topping
Bram Goldsmith
	General Partner	Title:	SVP

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SECOND LEASE ADDENDUM

This Second Lease Addendum (“Addendum”) dated as of November 13, 1998 is entered into by and between CITINATIONAL-BUCKEYE BUILDING CO., a California limited partnership, 606 South Olive Street, Suite 1010, Los Angeles, California 90014, hereinafter designated the LANDLORD, and CITY NATIONAL BANK, a national banking association, 400 North Roxbury Drive, Beverly Hills, California 90210, hereinafter designated the TENANT.

RECITALS

LANDLORD and TENANT have entered into that certain Office Building Lease, dated as of the 30th day of September, 1996 (the “Original Lease”) pursuant to which LANDLORD has leased to TENANT and TENANT has leased from LANDLORD the premises consisting of Suite 100 located on the Ground Floor and the entire 2nd, 3rd, 6th, 9th and 20th Floors in the CITINATIONAL BANK BUILDING, 606 South Olive Street, Los Angeles, California 90014 (the “Building”), as more particularly described in the Lease (the (“Demised Premises”).

In addition to the original Demised Premises, TENANT entered into that certain First Lease Addendum, dated May 1, 1998, whereby TENANT leased from LANDLORD and LANDLORD leased to TENANT the additional premises of 11,536 rentable square feet, consisting of a 5,760 square foot portion of the fourth floor, known as Suite 400, and a 5,776 square foot portion of the twenty-first floor, known as Suite 2110, as more particularly described in the First Lease Addendum (the “Additional Premises”).

In addition to the original Demised Premises, TENANT desires to lease from LANDLORD and LANDLORD desires to lease to TENANT the additional premises of 3,104 rentable square feet, consisting of a 3,104 square foot portion of the tenth floor, known as Suite 1020, as shown on the attached plan, marked Exhibit “A” (the “Additional Space”) on the terms and conditions set forth herein.  The original Demised Premises and the Additional Space are collectively referred to herein as the “Premises”.  The Original Lease together with the First Lease Addendum and this Second Lease Addendum are collectively known as the “Lease”.

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NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree subject to Paragraph 6 below, to amend the lease as follows:

1. DEMISED PREMISES.  Article 1 is amended to add additional premises of 3,104 rentable square feet, as shown on the attached plan, marked Exhibit “A” (the “Additional Space”) as “Additional Premises”, that 3,104 square foot portion of the tenth floor, known as Suite 1020, commencing upon December 1, 1998 with rent commencing on December 1, 1998, for the balance of the lease term through the 31st day of December, 2006 (subject to TENANT’S option to extend the term for an additional five (5) years thereafter pursuant to the terms and conditions set forth in Article 43 of the Original Lease and subject to increases as otherwise provided in the lease.

2.  RENT. Article 2 is amended to increase the total monthly base rent for the leased premises, based on base monthly rent for the Additional Premises of $3,880.00 (Suite 1020) commencing December 1, 1998 as follows:

From December 1, 1998 through December 31, 2001	$97,316.00	per month

From January 1, 2002 through December 31, 2006	$107,077.00	per month

3.  INCREASE OF TAXES AND OPERATING COSTS.  Effective December 1, 1998, Article 20 is amended to increase the percentage to be paid by TENANT to LANDLORD as addtional rent,, from 29.46% to 30.71% of the amount of such increase in Taxes over the base year and from 29.46% to 30.71% of the amount of such increase in Operating Costs over the base year, assessed under Article 20 of the lease.

4.  CONDITION OF THE PREMISES.  TENANT agrees that the “Additional Premises” are being leased in an “as-is” condition, except that LANDLORD will repaint the “Additional Premises” (Suite 1020) with building standard paint to match the existing color of the premises.  TENANT agrees that TENANT’S obligation to pay the monthly base rent set forth in paragraph 2 herein shall commence on the dates provided therein, regardless of any delay in occupancy or in the event substantial completion of tenant improvements are not acheived by such dates.

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5. Except as amended hereinabove, all terms, covenants, conditions, of this lease are hereby confirmed and shall remain the same and unchanged, and shall apply to the Additional Leased Premises as well as the original demised premises.

Executed at Beverly Hills, California as November 20, 1998.

LANDLORD		TENANT

CITINATIONAL-BUCKEYE BUILDING CO.,		CITY NATIONAL BANK
a California Limited Partnership		a National Banking Association
By: OLIVE-SIXTH BUCKEYE CO.,
General Partner

By:	/s/ Bram Goldsmith	By:	/s/ Harry Topping
Bram Goldsmith
General Partner		Title:	SVP

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[GRAPHIC]

				FLOOR 10	[GRAPHIC]
City National Bank

FINAL				606 Olive Street Los Angeles, CA.

Suite #: 1020 ID#: 10—15	Tenant: Stevenson & DePasquale	Suite Usable: Corridor Ext:	2637 0	STEVENSON SYSTEMS INC	[LOGO]

	Current	Usable:	2637	CNB
© 1990 ALL RIGHTS RESERVED